EXHIBIT 1

                  COMMON STOCK AND WARRANT PURCHASE AGREEMENT



         This Common Stock and Warrant Purchase Agreement (this "Agreement") is made and entered into to be effective as of September 29, 1999 ("Effective Date"), by and between Novell, Inc., a Delaware corporation (the "Investor"), and Whittman-Hart, Inc., a Delaware corporation (the "Company").

                                    RECITALS

         WHEREAS, the Company desires to sell to the Investor, and the Investor desires to purchase from the Company, shares of common stock, par value $0.001 per share, of the Company (the "Common Stock") and a Warrant to purchase additional shares of the Company's Common Stock on the terms and conditions set forth in this Agreement; and

         WHEREAS, the Company and the Investor have entered into a Global Alliance Agreement dated as of September 29, 1999 relating to certain business transactions between the Company and the Investor (the "Alliance Agreement").

         NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1.       AGREEMENT TO PURCHASE AND SELL STOCK.

                  (a) Authorization. The Company's Board of Directors will, prior to the Closing (as defined below), authorize the issuance, pursuant to the terms and conditions of this Agreement, of 3,294,893 shares of Common Stock.

                  (b) Agreement to Purchase and Sell Securities. At the Closing, the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, 3,294,893 shares of Common Stock (the "Purchased Shares"). The aggregate purchase price to be paid by the Investor for all Purchased Shares shall be One Hundred Million Dollars ($100,000,000) (the "Purchase Price").

                  (c) Agreement to Purchase and Sell Warrant. At the Closing, the Company shall issue to the Investor a warrant (the "Warrant") to purchase all or any portion of 400,000 shares of Common Stock (the "Warrant Shares") in the form of attached hereto as Exhibit A.

                  (d) Use of Proceeds. The Company intends to apply the net proceeds received from the sale of the Purchased Shares to fund the development, promotion and implementation of an NDS Solutions Practice (as defined in the Alliance Agreement), which shall include, but not be limited to, the hiring and/or redeployment, training and certification of the Company's consulting personnel in Novell Directory Services(R) (NDS(R)) and NDS-related technology, and the development and implementation of methodologies, marketing strategies, public relations programs and facilities, all as more specifically set forth in the Alliance Agreement and the Services Agreement and other agreements anticipated by the Alliance Agreement (collectively, the "Business Agreements").

                  (e) HSR Compliance.

                      (i) Promptly after the execution hereof, the Company and Investor shall each complete and file their respective premerger notification report forms under the Hart-Scott-Rodino Antitrust Improvements Acts of 1976, as amended (the "HSR Act"). After the filing thereof, the Company and the Investor shall use all reasonable efforts to comply with any applicable requirements of the HSR Act (herein the "HSR Requirements"); provided, however, that neither the Company nor the Investor shall be under any obligations to comply with any request or requirement imposed by the Federal Trade Commission (the "FTC"), the Department of Justice (the "DOJ") or any other governmental authority in connection with the compliance with any HSR Requirement, if the Company or the Investor, determines in its sound, good faith, reasonable business judgment that compliance with the requirement would have an adverse impact on its business, contracts, financial position, or prospects. Without limiting the generality of the foregoing, neither the Company nor the Investor shall be obligated to comply with any request by, or any requirement of the FTC, the DOJ or any other governmental authority to; (i) disclose information the Company or the Investor, as the case may be, in its sound, good faith, reasonable business judgment believes must be kept confidential to avoid injury to its respective business;
(ii) dispose of any assets or operations; or (iii) comply with any restriction on the manner in which it conducts its operations.

                      (ii) In the event an exercise or holding of the Warrant would require a filing by the Investor under the HSR Act, the Investor and its respective affiliates (including any "ultimate parent entity," as defined in the HSR Act), and the Company and its respective affiliates (including any "ultimate parent entity," as defined in the HSR Act), shall promptly prepare and make their respective filings, and thereafter shall make all required or requested submissions under the HSR Act or any analogous applicable law, if required. In taking such actions or making any such filings, the parties hereto shall furnish information required in connection therewith and seek timely to obtain any applicable actions, consents, approvals or waivers of governmental authorities; provided, however, that the parties hereto shall cooperate with each other in connection with the making of all such filings to the extent permitted by applicable law. Without limiting the generality of the foregoing, to the extent permitted by applicable law and so long as the following will not involve the disclosure of confidential or proprietary information of one party hereto to another, each party shall cooperate with the other by (a) providing copies of all documents to be filed to the non-filing party and its advisors prior to filing and, if requested, accepting reasonable additions, deletions or changes suggested in connection therewith and (b) providing to each other party copies of all correspondence from and to any governmental authority in connection with any such filing.

         2. CLOSING. The purchase and sale of the Purchased Shares shall take place at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California, at 10:00 a.m. California time, within three (3) business days after the conditions set forth in Sections 5 and 6 have been satisfied, or at such other time and place as the Company and the Investor mutually agree upon (which time and place are referred to in this Agreement as the "Closing"). At the Closing, the Company will deliver to the Investor the Warrant and certificate representing the Purchased Shares against delivery to the Company by the Investor of the Purchase Price in cash, paid by wire transfer of funds to the Company. Closing documents may be delivered by facsimile with original signature pages sent by overnight courier. The date of the Closing is referred to herein as the Closing Date.

         3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Investor that, except as set forth in the Disclosure Letter, delivered by the Company to Investor concurrently herewith, or the SEC Documents (as defined below):

                  (a) Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all corporate power and authority required to (a) carry on its business as presently conducted and (b) execute and enter into this Agreement, the Warrant, the Investor Rights Agreement, the Alliance Agreement, the Services Agreement, the Confidentiality Agreement, the other Business Agreements, and the other agreements, instruments and documents contemplated hereby and thereby (the "Transaction Documents"), and to consummate the transactions contemplated hereby and thereby. The Company is qualified to do business and is in good standing in each jurisdiction in which the failure to so qualify, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect. As used in this Agreement, "Material Adverse Effect" means (i) a material adverse effect on the execution, delivery, validity or consummation of the Transaction Documents, (ii) a material adverse effect on the performance of the Transaction Documents, or (ii) a material adverse effect on, or a material adverse change in, or a group of such effects on or changes in, the business, operations, financial condition, results of operations, assets or liabilities of the applicable party and its subsidiaries, taken as a whole; provided, however, that changes in the information technology consulting services industry generally changes in economic conditions generally, or changes in the securities market generally shall not in and of themselves be deemed a Material Adverse Effect.

                  (b)  Capitalization.  The authorized  stock and other
securities  of  the  Company,   without   giving  effect  to  the   transactions
contemplated by this Agreement, consists only of the following.

                           (i)      Common Stock. The authorized  Common Stock
consists only of 75,000,000 shares of Common Stock, of which 55,814,439 shares were issued and outstanding as of September 21, 1999. All such shares of Common Stock have been duly authorized, and all such issued and outstanding shares of Common Stock have been validly issued, are fully paid and nonassessable. No such outstanding shares of Common Stock were issued in violation of any pre-emptive rights.

                           (ii)  Reserved  Shares.  As of the date  hereof,  the
Company has also reserved: 24,000,000 shares of Common Stock for issuance upon exercise of options granted to employees, consultants and directors of the Company under the Company's 1995 Incentive Stock Plan. As of the date hereof, 24,000,000 shares of Common Stock reserved for issuance under the above plans, approximately 17,800,000 shares remained subject to outstanding options or warrants and have a weighted average exercise price of approximately $19.11, and approximately 6,200,000 shares were reserved for future grant. In addition, the Company has reserved approximately 1,100,000 shares of Common Stock for issuance to employees of the Company under the Company's Employee Stock Purchase Plan. All shares of Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no other equity securities, options, warrants, calls, rights, commitments or agreements of any character to which the Company is a party or by which it is bound, obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend or enter into any such equity security, option, warrant, call, right, commitment or agreement.

                  (c) Subsidiaries. The Company does not have any subsidiaries, nor does the Company own any capital stock, assets comprising the business of, obligations of, or any other interest (including any equity, limited liability company, joint venture or partnership interest) in, or any outstanding loan or advance to or from, any person or entity, except as described in Section 3(c) of the Disclosure Letter. Each such identified subsidiary is duly organized, validly existing and in good standing under the laws of the state indicated for such subsidiary in the Disclosure Letter and has all corporate power and authority required to carry on its business as presently conducted. Each such identified subsidiary is qualified to do business and is in good standing in each jurisdiction in which the failure to so qualify has had or is reasonably likely to have, individually or collectively, a Material Adverse Effect.

                  (d) Due Authorization. All corporate actions on the part of the Company necessary for the authorization, execution, delivery of, and the performance of all obligations of the Company under, the Transaction Documents, and the authorization, issuance, reservation for issuance, and delivery of all of the Purchased Shares being sold under this Agreement and all of the Warrant Shares issuable upon exercise of the Warrant have been taken. The Transaction Documents, when executed, will constitute, legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except (a) as may be limited by (i) applicable bankruptcy, insolvency, reorganization or others laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) the effect of rules of law governing the availability of equitable remedies, and (b) as rights to indemnity or contribution may be limited under federal or state securities laws or by principles of public policy thereunder.

                  (e)      Valid Issuance of Stock.

                           (i)      Valid  Issuance.  The  Purchased  Shares and
the Warrant Shares have been duly and validly reserved for issuance and, upon payment of the Purchase Price therefor by the Investor in accordance with this Agreement or the Warrant, will be duly authorized, validly issued, fully paid and non-assessable and free of any lien, claim, encumbrance or transfer restriction, except as expressly provided in the Warrant and/or the Investor Rights Agreement. The Warrant Shares have been duly and validly reserved for issuance and, upon issuance, sale and delivery in accordance with the terms of the Warrant, for the consideration provided for therein, will be duly and validly issued, fully paid and nonassessable.

                           (ii)     Compliance   with   Securities   Laws.
Assuming the correctness of the representations made by the Investor in Section 4, the Purchased Shares, the Warrant and (assuming no change in applicable law and no unlawful distribution of Purchased Shares or the Warrant by the Investor or other parties) the Warrant Shares will be issued to the Investor in compliance with applicable exemptions from (i) the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act"), and (ii) the registration and qualification requirements of all applicable securities laws of the states of the United States.

                  (f)  Governmental  Consents.  No consent,  approval,  order or authorization of, or registration qualification, designation, declaration or filing with, or notice to, any federal, state or local governmental authority on the part of the Company is required in connection with the issuance of the Purchased Shares, the Warrant or the Warrant Shares to the Investor, or the consummation of the other transactions contemplated by the Transaction Documents, except for (i) compliance with the HSR Requirements, (ii) any filing that may be required pursuant to Regulation D promulgated under the Securities Act and (iii) such other consents, approvals, orders, authorizations, qualifications, registrations, designations, declarations or filings as are not material. All such qualifications and filings will, in the case of qualifications, be effective on the Closing and will, in the case of filings, be made within the time prescribed by law.

                  (g) Non-Contravention. The execution, delivery and performance of the Transaction Documents by the Company, and the consummation by the Company of the transactions contemplated hereby and by the Warrant (including issuance of the Purchased Shares and the Warrant, and the issuance of the Warrant Shares upon exercise of the Warrant), do not and will not (i) contravene or conflict with the Certificate of Incorporation or Bylaws of the Company or its subsidiaries; (ii) constitute a material violation of any provision of any federal, state, local or foreign law binding upon or applicable to the Company or its subsidiaries; or (iii) constitute a default or require any consent under, give rise to any right of termination, cancellation or acceleration of, or to a loss of any material benefit to which the Company or its subsidiaries is entitled under, or result in the creation or imposition of any lien, claim or encumbrance on any assets of the Company or its subsidiaries under, any contract to which the Company or its subsidiaries is a party or any material permit, license or similar right relating to the Company or its subsidiaries or by which the Company or its subsidiaries may be bound or affected, except, in each of the foregoing cases, as has not had and is not reasonably likely to have, individually or collectively, a Material Adverse Effect.

                  (h) Litigation.  There is no action, suit, proceeding,  claim, arbitration or investigation ("Action") pending or, to the Company's knowledge, threatened nor is there any basis for any action: (a) against the Company or its subsidiaries, with respect to their activities, properties or assets, or against any officer, director or employee of the Company or its subsidiaries in connection with such officer's, director's or employee's relationship with, or actions taken on behalf of, the Company or its subsidiaries, (b) that seeks to prevent, enjoin, alter or delay the transactions contemplated by the Transaction Documents (including issuance of the Purchased Shares, the Warrant and the Warrant Shares), or which is reasonably likely to have a material adverse effect on the execution, delivery, validity or consummation of the Transaction Documents or the performance of the Transaction Documents by the Company, or (c) relating to the current or prior employment of a current or former employee or consultant of the Company or its subsidiaries, their use of any information in connection with the business, technology, techniques, or other assets allegedly proprietary to any person other than the Company or its wholly owned subsidiaries of the Company to which the Company is, or, to the Company's knowledge, would likely be, a party. Neither the Company nor its subsidiaries is a party to or is subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. No Action by the Company or any of its subsidiaries is pending.

                  (i) Compliance with Law and Charter Documents. Neither the Company nor any of its subsidiaries is in violation or default of any provisions of its Certificate of Incorporation or Bylaws, both as amended. The Company and its subsidiaries have complied in all respects and are in compliance with all applicable statutes, laws, rules, regulations and orders of the United States of America and all states thereof, foreign countries and other governmental bodies and agencies having jurisdiction over their business or properties, except for any instance of non-compliance that has not had, and would not reasonably be expected to have, individually or collectively, a Material Adverse Effect.

                  (j)      SEC Documents.

                           (i)      Reports.  The Company has  furnished to the
Investor prior to the date hereof
(or the Investor can obtain from the internet) copies of its Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (the "Form 10-K"), and all other registration statements, reports and proxy statements, including the exhibits thereto, filed by the Company with the Securities and Exchange Commission ("SEC") on or after said date (the Form 10-K and such registration statements, reports and proxy statements, including the exhibits thereto, are collectively referred to herein as the "SEC Documents"). Since the Balance Sheet Date (as defined below), the Company has duly filed with the SEC all registration statements, reports and proxy statements required to be filed by it under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Each of the SEC Documents, as of the respective date thereof (or if amended or superseded by a filing prior to the Closing Date, then on the date of such filing), did not, and each of the registration statements, reports and proxy statements filed by the Company with the SEC after the date hereof and prior to the Closing will not, as of the date thereof (or if amended or superseded by a filing after the date of this Agreement, then on the date of such filing), contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Neither the Company nor any of its subsidiaries is a party to any material contract, agreement or other arrangement that was required to have been filed as an exhibit to the SEC Documents that was not so filed.

                           (ii)     Financial  Statements.  The Form 10-K
includes the Company's audited balance sheet ("December 31 Balance Sheet") and its other financial statements (collectively, the "Audited Financial Statements") for the fiscal year ended December 31, 1998. The SEC Documents also include the Company's unaudited balance sheet (the "June 30 Balance Sheet") as of June 30, 1999 (the "Balance Sheet Date"), and its other unaudited financial statements (collectively, the "Unaudited 1999 Quarterly Financial Statements") for the quarters ending March 31, 1999 and June 30, 1999. The Audited Financial Statements, the June 30 Balance Sheet, and the Unaudited 1999 Quarterly Financial Statements of the Company included in the SEC Documents filed prior to the date hereof fairly presented, as of their issuance, in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis, the financial position of the Company as at the dates thereof and the results of its operations and cash flows for the periods covered thereby.

                  (k) Absence of Certain Changes Since Balance Sheet Date. Since the Balance Sheet Date, the business and operations of the Company and its subsidiaries have been conducted in the ordinary course consistent with past practice, and there has not been:

                  (i) any declaration, setting aside or payment of any dividend or other distribution of the assets of the Company or its subsidiaries with respect to any shares of capital stock of the Company or any repurchase, redemption or other acquisition by the Company or its subsidiaries of any outstanding shares of the Company's capital stock;

                  (ii)     any damage,  destruction or loss,  whether or not
         covered  by  insurance,   which  has  had  or  is  reasonably  likely
         to  have, individually or collectively, a Material Adverse Effect;

                  (iii) any waiver by the Company or any of its subsidiaries of a valuable right or of a material debt owed to any of them, except for such waivers, that have not had nor are reasonably likely to have, individually or collectively, a Material Adverse Effect;

                  (iv) any change or amendment to, or any waiver of any right under a contract or arrangement by which the Company or any of its assets or properties is bound or subject which has had or is reasonably likely to have, individually or collectively, a Material Adverse Effect;

                  (v) any change by the Company in its accounting principles, methods or practices or in the manner it keeps its accounting books and records, except any such change required by a change in GAAP which has not had and is not reasonably likely to have, individually or collectively, a Material Adverse Effect;

                   (vi) any other circumstance, condition or event of any character which constitutes, either individually or collectively, a Material Adverse Effect.

                  (l) Invention Assignment and Confidentiality Agreement. Each employee and consultant or independent contractor of the Company or its subsidiaries whose duties include the development of products or Intellectual Property (as defined below), and each former employee and consultant or independent contractor whose duties included the development of products or Intellectual Property, has entered into and executed an invention assignment and confidentiality agreement in the form provided to the Investor prior to the Effective Date, or an employment or consulting agreement containing substantially similar terms, except where the absence of such assignment and/or agreement has not had and is not reasonably likely to have, individually or collectively, a Material Adverse Effect.

                  (m) Intellectual  Property

                      (i) Company Rights to Intellectual Property. The Company or its wholly owned subsidiaries have sole title to and own, or are licensed or otherwise possess valid, subsisting, and legally enforceable rights to use, all
(i) patents, and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof ("Patents"); (ii) inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing ("Trade Secrets"); (iii) copyrights, copyright registrations and applications therefor, and all other rights corresponding thereto throughout the world ("Copyrighted Works"); (iv) domain names, uniform resource locators and other names and locators associated with the Internet; (v) industrial designs and any registrations and applications therefor; (vi) trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor ("Trademarks"); (vii) all databases and data collections and all rights therein; (viii) all moral and economic rights of authors and inventors, however denominated; (ix) mask work rights and other rights in semiconductor designs; and (x) any similar or equivalent rights to any of the foregoing (collectively "Intellectual Property") necessary to enable the Company and its subsidiaries to carry on their business as currently conducted in all material respects ("Company Intellectual Property"). All licenses, sublicenses, agreements, and permissions relating to such Company Intellectual Property are in full force and effect and there exists no breach or default on the part of the Company or, to the Company's knowledge, any other party thereunder, except for such circumstances of unenforceability, invalidity, or breach that, have not had and are not reasonably likely to have, individually or collectively, a Material Adverse Effect. The Company Intellectual Property is free and clear of any lien, license, lease, claim or encumbrance (other than non-exclusive out-licenses granted by the Company in the ordinary course of business which do not materially reduce the value or utility to the Company or its subsidiaries of such Company Intellectual Property), except as had not had, and is not reasonably likely to have, a Material Adverse Effect.

                      (ii) Maintenance of Rights. After the Closing, the Company and its subsidiaries will use all reasonable business efforts to obtain and maintain protection for all Patents, Trade Secrets, Copyrighted Works, Trademarks, and other Company Intellectual Property.

                      (iii) Other Claims. No person, other than the Company and its subsidiaries, holds any license, agreement or other right of any kind in or to the Company Intellectual Property, to manufacture, modify, or create derivative works of any of the Company Intellectual Property, or to receive any copy of any source code or any software included within the Company Intellectual Property, except for such licenses, agreements and rights that, have not had and are not reasonably likely to have, individually or collectively, a Material Adverse Effect.
                      (iv) No Infringement. Neither the Company nor any of its subsidiaries has violated or infringed in any respect, and is not currently violating or infringing in any respect the Intellectual Property of any third party in any manner that, has had and is reasonably likely to have, individually or collectively, a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any written communications and has no other basis to believe that any person is (a) alleging that the Company (or any of its employees or consultants) has violated or infringed, any Intellectual Property of any other person or entity in any material respect, (b) seeking to restrict in any manner the use, transfer, or licensing of any Company Intellectual Property, (c) which may reasonably be expected to effect the validity or enforceability of any Company Intellectual Property, (d) restricting the provision of any material product or service of the Company or its subsidiaries, or (e) otherwise relating to the Company Intellectual Property, except where such violations, infringements, restrictions or other effects, have not had and are not reasonably likely to have, individually or collectively, a Material Adverse Effect. The Company knows of no information, material facts, or circumstances that would render any of the Company Intellectual Property invalid or unenforceable and the Company has not made any material misrepresentation or concealment in any application for registration of any Company Intellectual Property.

                      (v) Joint Development. To the extent that any Company Intellectual Property has been developed or created independently or jointly by a third party for the Company or any of its subsidiaries, or is incorporated into any of the products or services of the Company or any of its subsidiaries, the Company has a written agreement with such third party with respect thereto and the Company thereby either: (a) has obtained ownership of, and is the exclusive owner of, or (b) has obtained a perpetual, non-terminable license (sufficient for the conduct of the business of the Company and its subsidiaries as currently conducted and as required to be conducted under the Transaction Documents) to all of such third party's right title and interest in said Intellectual Property by operation of law or by valid assignment, to the fullest extent legally possible, except where the absence of such ownership or agreement, has not had and is not reasonably likely to have, individually or collectively, a Material Adverse Effect

                      (vi) Out-Licenses. Neither the Company nor any of its subsidiaries has transferred ownership of, or granted any exclusive license with respect to, any Company Intellectual Property to any third party (herein "Out License"), except where such transfer or license has not had and is not reasonably likely to have, individually or collectively, a Material Adverse Effect.

                      (vii) No Conflict. The consummation of the transactions contemplated by the Transaction Documents will not violate nor result in the breach, modification, cancellation, termination or suspension of any Out License or of any material license, contract or other agreement to which the Company or any of its subsidiaries is a party pursuant to which a third party has licensed or transferred Intellectual Property to the Company or any of its subsidiaries ("In License"), except where the violation, breach, modification, cancellation, termination, or suspension has not had and is not reasonably likely to have,
individually   or   collectively,    a   Material    Adverse   Effect.

                      (viii) Misappropriation. To the Company's knowledge, no third party is infringing or misappropriating the Company's Intellectual
Property in any manner that, has had or is reasonably likely to have, individually or collectively, a Material Adverse Effect.

                      (ix) Trade Secrets, Employees and Consultants. The Company and its subsidiaries have taken reasonable and practicable steps designed to safeguard and maintain the secrecy and confidentiality of, and their proprietary rights in, all trade secrets or other confidential information constituting Intellectual Property, except where the absence of such measures, has not had and is not reasonably likely to have, individually or collectively, a Material Adverse Effect. To the Company's knowledge, no employee of or consultant to the Company or its subsidiaries is in default under any term of any employment contract, agreement or arrangement relating to Intellectual Property of the Company or its subsidiaries or any non-competition arrangement, other contract or restrictive covenant relating to Intellectual Property, except where such default, has not had and is not reasonably likely to have, individually or collectively, a Material Adverse Effect.

                        (x) Independent Development. The Company Intellectual Property (other than any Company Intellectual Property duly acquired or licensed from third parties) was developed entirely by the employees of or consultants to the Company and its subsidiaries during the time they were employed or retained by the Company or its subsidiaries, except under circumstances that, have not had and are not reasonably likely to have, individually or collectively, a Material Adverse Effect.

                         (xi) Year 2000 Issues.  Except where a failure has not
had and is not reasonably likely to have, individually or collectively, a Material Adverse Effect, (a) all of the products of the Company and its subsidiaries (including products currently under development) will record, store, process, calculate and present calendar dates falling on and after January 1, 2000, and will calculate any information dependent on or relating to such dates in the same manner and with the same functionality, data integrity and performance as the products record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such dates (collectively "Year 2000 Compliant"), and
(b) none of the products of the Company and its subsidiaries will lose functionality with respect to the introduction of records containing dates falling on or after January 1, 2000.

                  (n) Registration Rights. Except as provided in the Investor Rights Agreement, neither the Company nor any of its subsidiaries is subject to any agreement providing any person or entity any rights (including piggyback registration rights) to have any securities of the Company or its subsidiaries registered with the SEC or registered or qualified with any other governmental authority.

                  (o) Title to Property and Assets. The properties and assets of the Company and its subsidiaries reasonably necessary for the Company to conduct its business as currently conducted are owned or leased by the Company free and clear of all mortgages, deeds of trust, liens, charges, encumbrances and security interests, except for statutory liens for the payment of current taxes that are not yet delinquent and liens, encumbrances and security interests that arise in the ordinary course of business and are not reasonably likely to have, individually or collectively, a Material Adverse Effect. With respect to the property and assets it leases, the Company is in compliance with such leases and such leases are in full force and effect, except where such non-compliance or invalidity has not had and is not reasonably likely to have, individually or collectively, a Material Adverse Effect.

                  (p) Tax Matters. Except as has not had and is not reasonably likely to have, individually or collectively, a Material Adverse Effect, the Company and its subsidiaries have filed all tax returns required to be filed, which returns are true and correct in all material respects, and the Company and its subsidiaries have paid in full all federal, state, local an other net income, gross income, gross receipts, sales, use, ad valorem, value added, intangible unitary, capital gains, transfer, franchise, profits, license, permit, lease, service, service use, withholding, backup withholding, payroll employment, estimated, excise, severance stamp, occupation, premium, property, prohibited transaction, windfall, or excess profits, customs, duties, or other taxes, fees, assessment or charges of any kind whatsoever, together with any penalties and interest, assessments, fees and other charges, addition to tax or additional amount with respect thereto due and owing to any governmental or quasi-governmental authority and has discharged any obligations for payment of the foregoing under any tax sharing, tax indemnity or other arrangement binding upon the Company or its subsidiaries, other than those being contested in good faith and for which adequate reserves have been provided for in the June 30 Balance Sheet. Neither the Company nor any of its subsidiaries has received notice that the Internal Revenue Service (IRS) or any other taxing authority has asserted against the Company or its subsidiaries any deficiency or claim for additional taxes, and no issues have been raised (and are currently pending) by any taxing authority in connection with any tax return filed by the Company or any of its subsidiaries which have had or are reasonably likely to have, individually or collectively, a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received notice that it is or may be subject to tax in a jurisdiction in which it has not filed or does not currently file tax returns.

                  (q) Finder's Fee. The Company neither is, nor will be, obligated for any finder's or broker's fee or commission in connection with this transaction, other than the fee payable to Donaldson, Lufkin & Jenrette Securities Corporation in the amount disclosed to Investor in the Disclosure Letter.

                  (r)      ERISA.

(i) As used in this Section 3(r), the following terms have the following meanings:(1) "Benefit Arrangement" means any material benefit arrangement that is not an Employee Benefit Plan, including (i) each material employment or consulting agreement, (ii) each material arrangement providing for insurance coverage or workers' compensation benefits, (iii) each material bonus or deferred bonus arrangement, (iv) each material arrangement providing any termination allowance, severance or similar benefits, (v) each equity compensation plan, (vi) each deferred compensation plan and (vii) each material compensation policy and practice maintained by the Company or ERISA Affiliate covering the employees, former employees, officers, former officers, directors and former directors of the Company, any ERISA Affiliate, and the beneficiaries of any of them; (2) "Benefit Plan" means an Employee Benefit Plan or Benefit Arrangement; (3) "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, as set forth in Section 4980B of the Internal Revenue Code (the "Code") and Part 6 of Title I of ERISA; (4) "Employee Benefit Plan" means any employee benefit plan, as defined in Section 3(3) of ERISA, that is sponsored or contributed to by the Company, any ERISA Affiliate, or any ERISA Affiliate covering employees or former employees of the Company; (5) "Employee Pension Benefit Plan" means any employee pension benefit plan, as defined in
Section 3(2) of ERISA that is regulated under Title IV or ERISA, other than a Multiemployer Plan; (6) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended; (7) "ERISA Affiliate" of the Company means any other person or entity that, together with the Company as of the relevant measuring date under ERISA, was or is required to be treated as a single employer under
Section 414 of the Code; (8) "Group Health Plan" means any group health plan, as defined in Section 5000(b)(1) of the Code; (9) "Multiemployer Plan" means a multiemployer plan, as defined in Section 3(37) and 4001(a)(3) of ERISA; and
(10)  "Prohibited  Transaction  means a  transaction  that is  prohibited  under
Section 4975 of the Code or Section 406 of ERISA and not exempt under Section 4975 of the Code or Section 408 of ERISA, respectively.

                           (ii) No Employee  Benefit Plan has  participated  in,
engaged in or been a party to any Prohibited Transaction which has had or is reasonably likely to have a Material Adverse Effect, and neither the Company nor any of its ERISA Affiliates has had asserted against it any claim for any material tax or material penalty imposed under ERISA or the Code with respect to any Employee Benefit Plan nor, to the Company's knowledge, is there a basis for any such claim. To the Company's knowledge, no officer, director or employee of the Company has committed a breach of any responsibility or obligation imposed upon fiduciaries by Title I of ERISA with respect to any Employee Benefit Plan, with respect to which breach the Company is directly or indirectly liable which has had or is reasonably likely to have, individually or collectively, a Material Adverse Effect.

                           (iii) No violation of any reporting or disclosure
requirement imposed by ERISA or the Code and which has had or is reasonably likely to have, individually or collectively, a Material Adverse Effect exists with respect to any Employee Benefit Plan.

                          (iv)  Except  for  non-compliance  which has not had
and is not reasonably likely to have, individually or collectively, a Material Adverse Effect, each Benefit Plan has been maintained in all material respects, by its terms and in operation, in accordance with ERISA (if applicable), the Code and all other applicable federal, state, local and foreign laws. The Company and its ERISA Affiliates have made full and timely payment of all amounts required to be (i) contributed under the terms of each Benefit Plan and such laws, or (ii) required to be paid as expenses under such Benefit Plan except for non-compliance which has not had and is not reasonably likely to have, individually or collectively, a Material Adverse Effect. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code either has received a favorable determination letter with respect to such qualified status from the IRS or has filed a request for such a determination letter with the IRS within the remedial amendment period such that such determination of qualified status will apply from and after the effective date of any such Employee Benefit Plan, except where the failure to qualify such plan has not had and is not reasonably likely to have, individually or collectively, a Material Adverse Effect.

                          (v)      With respect to any Group Health Plans
maintained by the Company or its ERISA Affiliates, whether or not for the benefit of the Company's employees, the Company and its ERISA Affiliates have complied with the provisions of COBRA, except for non-compliance which has not had and is not reasonably likely to have, individually or collectively, a Material Adverse Effect.

                  (s) Labor Matters.

                          (i)      No  collective  bargaining  agreement  exists
that is binding on the Company orany of its subsidiaries, and no petition has been filed or proceedings instituted against the Company or any of its subsidiaries by an employee or group of employees with any labor relations board seeking recognition of a bargaining representative. To the Company's knowledge, no organizational effort is currently being made or threatened by or on behalf of any labor union to organize any employees of the Company.

                           (ii) There is no labor strike,  dispute, slow down or
stoppage pending or threatened against or directly affecting the Company or any of its subsidiaries. No grievance or arbitration proceedings arising out of or under any collective bargaining agreement is pending, and no claims therefor exist. Neither the Company nor any of its subsidiaries has received any notice, and they have no knowledge of any threatened labor or civil rights dispute, controversy or grievance or any other unfair labor practice proceeding, or breach of contract claims or action with respect to claims of, or obligations to, any employee or group of employees of the Company or its subsidiaries, which in any such case is reasonably likely to have, individually or collectively, a Material Adverse Effect.
                           (iii)  All  individuals  who are  performing  or have
performed services for the Company
or any of its subsidiaries, and who are or were classified by the Company as "independent contractors," qualify for such classification under Section 530 of the Revenue Act of 1978 or Section 1706 of the Tax Reform Act of 1986, as applicable, except for such instances which are not, reasonably likely to have, individually or collectively, a Material Adverse Effect.

                  (t) Full Disclosure. The representations made in this Section 3 and in the Company Disclosure Letter with respect to the matters therein addressed, are true and complete in all material respects and do not omit to state any material fact or facts necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         4. REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF THE INVESTOR. The Investor hereby represents and warrants to the Company, and agrees that, except as disclosed in the Disclosure Letter delivered by the Investor to the Company concurrently herewith:

                  (a) Organization, Good Standing and Qualification. The Investor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all corporate power and authority required to enter into the Transaction Documents and to consummate the transactions contemplated hereby and thereby.

                  (b) Authorization. The execution, delivery and performance of the Transaction Documents have been duly authorized by all necessary corporate action on the part of the Investor. This Agreement and the Alliance Agreement constitutes, and the Warrant, Investor Rights Agreement and other Transaction Documents to which the Investor will be a party, when executed, will constitute the Investor's legal, valid and binding obligations, enforceable in accordance with their terms, except (i) as may be limited by (A) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (B) the effect of rules of law governing the availability of equitable remedies and (ii) as rights to indemnity or contribution may be limited under federal or state securities laws or by principles of public policy thereunder. The Investor has full corporate power and authority to enter into the Transaction Documents.

                  (c) Litigation. There is no Action pending, or to the Investor's knowledge, threatened, that seeks to prevent, enjoin, alter or delay the transactions contemplated by the Transaction Documents or which is reasonably likely to have a Material Adverse Effect on the execution, delivery, validity, consummation or performance of the Transaction Documents by the Company.

                  (d) Purchase for Own Account. The Purchased Shares and the Warrant are being acquired for investment for the Investor's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. The Investor also represents that it has not been formed for the specific purpose of acquiring the Purchased Shares and the Warrant.

                  (e) Investment Experience. The Investor understands that the purchase of the Purchased Shares and the Warrant involves substantial risk. The Investor has experience as an investor in securities of companies and acknowledges that it is able to fend for itself, can bear the economic risk of its investment in the Purchased Shares and the Warrant and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of this investment in the Purchased Shares and the Warrant and protecting its own interests in connection with this investment. The foregoing, however, does not in any way limit or modify the representations or warranties of the Company in Section 3 or any rights of the Investor under the Transaction Documents entered into or benefiting Investor in connection with the transactions contemplated by the Transaction Documents.

                  (f) Accredited Investor Status. The Investor is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act.

                  (g) Restricted Securities. The Investor understands that the Purchased Shares and the Warrant to be purchased by the Investor hereunder, and any Warrant Shares to be purchased by the Investor upon exercise of the Warrant, are characterized as "restricted securities" under the Securities Act, inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the Securities Act and applicable regulations thereunder, such securities may be resold without registration under the Securities Act only in certain limited circumstances. The Investor is familiar with Rule 144 of the SEC, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. The Company understands that, except as required by the Investors Rights Agreement executed concurrently herewith, the Company is under no obligation to register any of the securities sold hereunder.

                  (h) Legends. The Investor agrees that the certificates for the Purchased Shares, the Warrant and the Warrant Shares shall bear the following legend:

                      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR WITH ANY STATE SECURITIES COMMISSION, AND MAY NOT BE TRANSFERRED OR DISPOSED OF BY THE HOLDER IN THE ABSENCE OF A REGISTRATION STATEMENT WHICH IS EFFECTIVE UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE LAWS AND RULES, OR, UNLESS, IMMEDIATELY PRIOR TO THE TIME SET FOR TRANSFER, SUCH TRANSFER MAY BE EFFECTED WITHOUT VIOLATION OF THE SECURITIES ACT OF 1933 AND OTHER APPLICABLE STATE LAWS AND RULES.

                      THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS SPECIFIED IN A CERTAIN INVESTOR
                      RIGHTS AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH IS AVAILABLE FOR EXAMINATION AT THE ISSUER'S PRINCIPAL OFFICE."

The appropriate portion of the legend will be removed promptly upon delivery to the Company of an opinion of counsel reasonably satisfactory to the Company or such other satisfactory evidence as reasonably may be required by the Company, that such legend is not required to ensure compliance with the Securities Act or that the security is hereby freely transferable in a public sale under the Securities Act.

                  (i) Governmental Consents. No consent, approval, order or authorization of, or registration qualification, designation, declaration or filing with, or notice to, any federal, state or local governmental authority on the part of the Investor is required for the performance by the Investor of its obligations under the Transaction Documents, except for (i) compliance with HSR Requirements, (ii) any filing that may be required pursuant to Regulation D promulgated under the Securities Act and (iii) such other consents, approvals, orders, authorizations, qualifications, registrations, designations, declarations, or filings as are not material. All such qualifications and filings will, in the case of qualifications, be effective on the Closing and will, in the case of filings, be made within the time prescribed by law.

                  (j) Non-Contravention. The execution, delivery and performance of the Transaction Documents by the Investor, and the consummation by the Investor of the transactions contemplated thereby do not and will not (i) contravene or conflict with the Certificate of Incorporation or Bylaws of the Investor, (ii) constitute a material violation of any provision of federal, state, local or foreign law binding upon or applicable to the Investor, or (iii) constitute a default or require any consent under, give rise to any right of termination, cancellation or acceleration of, or to a loss of any material benefit to which the Investor is entitled under any contract to which the Investor is a party in a manner which is reasonably likely to have, individually or collectively, an adverse impact on the Investor's ability to perform its obligations under said Transaction Documents.

                  (k) Full Disclosure. The representation made in this Section 4 and in the Investor Disclosure Letter with respect to the matters therein addressed, are true and complete in all material respects and do not omit to state any material fact or facts necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         5. CONDITIONS TO THE INVESTOR'S OBLIGATIONS AT CLOSING. The obligations of the Investor under Sections l and 2 of this Agreement are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions:

                  (a) Representations and Warranties True. Each of the representations and warranties of the Company contained in Section 3 shall be true and correct on and as of the date of the Disclosure Letter and on and as of the date of the Closing, with the same effect as though such representations and warranties had been made as of the Closing.

                  (b) Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing in all material respects and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

                  (c) Compliance Certificate. The Company will have delivered to the Investor at the Closing a certificate signed on its behalf by its Chief Executive Officer or Chief Financial Officer certifying that the conditions specified in Sections 5(a) and 5(b) hereof have been fulfilled.

                  (d) Securities Exemptions. The offer and sale of the Purchased Shares and the Warrant to the Investor pursuant to this Agreement and/or the Warrant shall be exempt from the registration requirements of the Securities Act, and the registration and/or qualification requirements of all applicable state securities laws, except to the extent such failure to be exempted results from the inaccuracy of any of the representations made by the Investor pursuant to Section 4.

                  (e) HSR Compliance. The HSR Requirements applicable to the transactions contemplated hereby shall have been fulfilled.

                  (f) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investor, and the Investor shall have received all such counterpart originals, and certified or other copies of such documents, as it may reasonably request. Such documents shall include but not be limited to the following:

                           (i)      Certified  Charter  Document.  A  copy  of
(i) the Restated Certificate of Incorporation of the Company, as amended, certified as of a recent date by the secretary of state for Delaware as a complete and correct copy thereof and (ii) the Bylaws of the Company (as amended through the date of the Closing), certified by the Secretary of the Company as a true and correct copy thereof as of the Closing.

                           (ii)     Board Resolutions.  A copy, certified by the
Secretary of the Company, of the resolutions of the Board of Directors of the Company providing for the approval of the Transaction Documents and the issuance of the Purchased Shares and the Warrant and the other matters contemplated hereby and thereby.

                  (g) Opinion of Company Counsel. The Investor will have received an opinion on behalf of the Company, dated as of the date of the Closing, from Katten Muchin & Zavis, counsel to the Company, as to the matters attached in Exhibit B-1, with such customary assumptions and qualifications as is appropriate to such matters.

                  (h) No Material Adverse Effect. Between the date hereof and the Closing, there shall not have occurred any Material Adverse Effect to the Company.

                  (i)  Nasdaq  Requirements.   All  requirement  of  the  Nasdaq
National Market in connection with the transactions contemplated by this Agreement and the Warrant shall have been complied with by the Company.

                  (j) Business Agreements. The Company shall have entered into the Business Agreements and shall have timely performed the obligations on its part to be performed under the Alliance Agreement prior to the Closing in all material respects.

                  (k)  Warrant.   The  Company  will  have  issued  the  Warrant
substantially in the form attached hereto as Exhibit A.

                  (l) Investor Rights Agreement. The Company will have executed and delivered the Investor Rights Agreement substantially in the form attached hereto as Exhibit C (the "Investor Rights Agreement").

                  (m) Other Actions. The Company shall have executed such certificates, agreements, instruments and other documents, and taken such other actions as shall be customary or reasonably requested by the Investor in connection with the transactions contemplated hereby.

         6. CONDITIONS TO THE COMPANY'S OBLIGATIONS AT CLOSING. The obligations of the Company to the Investor under this Agreement are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions:

                  (a) Representations and Warranties True. The representations and warranties of the Investor contained in Section 4 shall be true and correct in all respects on and as of the date hereof and on and as of the date of the Closing with the same effect as though such representations and warranties had been made as of the Closing.

                  (b) Performance. The Investor shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing in all material respects and shall have obtained any approvals, consents and qualifications necessary to perform its obligations to purchase the Purchased Shares and Warrant at the Closing.

                  (c) Compliance Certificate. The Investor will have delivered to the Company at the Closing a certificate signed on its behalf by its Chief Executive Officer or Chief Financial Officer, certifying that the conditions specified in Sections 6(a) and 6(b) hereof have been fulfilled.

                  (d) HSR Compliance. The HSR Requirements applicable to the transactions contemplated hereby shall have been fulfilled.

                  (e) Payment of Purchase Price. The Investor shall have delivered to the Company (if directed to do so by the Company) the Purchase Price as specified in Section 1.

                  (f) Business Agreements. The Investor shall have entered into the Business Agreements and shall have timely performed the obligations on its part to be performed under the Alliance Agreement prior to the Closing in all material respects.

                  (g) Opinion of Counsel. The Company shall have received an opinion on behalf of the Company, dated as of the date of the Closing, from Wilson Sonsini Goodrich & Rosati, counsel to the Investor, as to matters attached in Exhibit B-2, with such customary assumptions and qualifications as is appropriate to such matters.

                  (h) Other Actions. The Investor shall have executed such certificates, agreements, instruments and other documents, and taken such other actions as shall be customary or reasonably requested by the Company in connection with the transactions contemplated hereby.

         7.       INDEMNIFICATION.

                  (a)      Agreement to Indemnify.

                           (i)      Company Indemnity.  The Investor, its
Affiliates and Associates, any successor in interest to the Purchased Shares, Warrant and Warrant Shares, and each of the officers, directors, shareholders, employees, representatives and agents of any of the foregoing (collectively, the "Investor Indemnitees") shall each be indemnified and held harmless to the extent set forth in this  Section by the Company with respect to any and
all Damages (as defined  below)  incurred by any Investor   Indemnitee   as  a
proximate result  of  (i)  any   inaccuracy  or misrepresentation  in, or breach
of, any representation, warranty, covenant or agreement made by the Company in the Transaction Documents.

                           (ii)     Investor  Indemnity.  The Company,  its
respective Affiliates and Associates, and each officer, director, shareholder, employer, representative and agent of any of the foregoing (collectively, the "Company Indemnitees") shall each be indemnified and held harmless to the extent set forth in this Section, by the Investor, in respect of any and all Damages incurred by any Company Indemnitee as a proximate result of any inaccuracy or misrepresentation in, or breach of, any representation warranty, covenant or agreement made by the Investor in the Transaction Documents.

                           (iii)    Equitable  Relief.  Nothing  set  forth  in
this Section shall be deemed to prohibit or limit any Investor Indemnitee's or Company Indemnitee's right at any time before, on or after the Closing, to seek injunctive or other equitable relief for the failure of a party required to provide indemnity pursuant to subparts (i) and (ii) above (a "Indemnifying Party") to perform or comply with any covenant or agreement contained herein.

                  (b) Survival. All representations and warranties of the Investor and the Company contained herein or in the Warrant and all claims of any Investor Indemnitee or Company Indemnitee (each an "Indemnitee") in respect of any inaccuracy or misrepresentation in or breach hereof, shall survive the Closing until the third anniversary of the Closing, regardless of whether the applicable statute of limitations, including extensions thereof, may expire. All covenants and agreements of the Investor and the Company contained in this Agreement or the Warrant shall survive the Closing in perpetuity (except to the extent any such covenant or agreement shall expire by its terms). All claims of any Indemnitee in respect of any breach of such covenants or agreements shall survive the Closing until the expiration of three (3) years following the non-breaching party's obtaining actual knowledge of such breach.

                  (c) Claims for Indemnification. If any Indemnitee shall believe that such Indemnitee is entitled to indemnification pursuant to this
Section in respect of any Damages, such Indemnitee shall give the appropriate Indemnifying Party (which for purposes hereof, in the case of an Investor Indemnitee, means the Company, and in the case of a Company Indemnitee, means the Investor) prompt written notice thereof. Any such notice shall set forth in reasonable detail and to the extent then known the basis for such claim for indemnification. The failure of such Indemnitee to give notice of any claim for indemnification promptly shall not adversely affect such Indemnitee's right to indemnity hereunder except to the extent that such failure adversely affects the right of the Indemnifying Party to assert any reasonable defense to such claim. Each such claim for indemnity shall expressly state that the Indemnifying Party shall have only the twenty (20) business day period referred to in the next sentence to dispute or deny such claim. The Indemnifying Party shall have twenty
(20) business days following its receipt of such notice either (a) to acquiesce in such claim by giving such Indemnitee written notice of such acquiescence or
(b) to object to the claim by giving such Indemnitee written notice of the objection. If the Indemnifying Party does not object thereto within such twenty
(20) business day period, such Indemnitee shall be entitled to be indemnified for all Damages reasonably and proximately incurred by such Indemnitee in respect of such claim. If the Indemnifying Party objects to such claim in a timely manner, the senior management of the Company and the Investor shall meet to attempt to resolve such dispute. If the dispute cannot be resolved by the senior management, either party may make a written demand for formal dispute resolution and specify therein the scope of the dispute. Within thirty (30) days after such written notification, the parties agree to meet for one (1) day with an impartial mediator and consider dispute resolution alternatives other than litigation. If an alternative method of dispute resolution is not agreed upon within thirty (30) days after the one (1) day mediation, either party may begin litigation proceedings. Nothing in this Section shall be deemed to require arbitration.

                  (d) Defense of Claims. In connection with any claim that may give rise to indemnity under this Section resulting from or arising out of any claim or Proceeding against an Indemnitee by a person or entity that is not a party hereto, the Indemnifying Party may (unless such Indemnitee elects not to seek indemnity hereunder for such claim), but shall not be obligated to, upon written notice to the relevant Indemnitee, assume the defense of any such claim or Proceeding if the Indemnifying Party provides assurances, reasonably satisfactory to such Indemnitee, that the Indemnifying Party will be financially able to satisfy such claim to the extent provided herein if such claim or Proceeding is decided adversely; provided, however, that nothing set forth herein shall be deemed to require the Indemnifying Party to waive any crossclaims or counterclaims the Indemnifying Party may have against the Indemnitee for damages. The Indemnitee shall be entitled to retain separate counsel, reasonably acceptable to the Indemnifying Party, if the Indemnitee shall determine, upon the written advice of counsel, that an actual or potential conflict of interest exists between the Indemnifying Party and the Indemnitee in connection with such Proceeding. The Indemnifying Party shall be obligated to pay the reasonable fees and expenses of such separate counsel to the extent the Indemnitee is entitled to indemnification by the Indemnifying Party with respect to such claim or Proceeding under this subpart (d). If the Indemnifying Party assumes the defense of any such claim or Proceeding, the Indemnifying Party shall select counsel reasonably acceptable to such Indemnitee to conduct the defense of such claim or Proceeding, shall take all steps necessary in the defense or settlement thereof and shall at all times diligently and promptly pursue the resolution thereof. If the Indemnifying Party shall have assumed the defense of any claim or Proceeding in accordance with this subpart (d), the Indemnifying Party shall be authorized to consent to a settlement of, or the entry of any judgment arising from, any such claim or Proceeding, with the prior written consent of such Indemnitee, not to be unreasonably withheld; provided, however, that the Indemnifying Party shall pay or cause to be paid all amounts arising out of such settlement or judgment concurrently with the effectiveness thereof; provided, further, that the Indemnifying party shall not be authorized to encumber any of the assets of any Indemnitee or to agree to any restriction that would apply to any Indemnitee or to its conduct of business; and provided, further, that a condition to any such settlement shall be a complete release of such Indemnitee and its Affiliates, directors, officers, employees and agents with respect to such claim, including any reasonably foreseeable collateral consequences thereof. Such Indemnitee shall be entitled to participate in (but not control) the defense of any such action, with its own counsel and at its own expense. Each Indemnitee shall, and shall cause each of its Affiliates, directors, officers, employees and agents to, cooperate fully with the Indemnifying Party in the defense of any claim or Proceeding being defended by the Indemnifying Party pursuant to this subpart (d). If the Indemnifying Party does not assume the defense of any claim or Proceeding resulting therefrom in accordance with the terms of this subpart (d), such Indemnitee may defend against such claim or Proceeding in such manner as it may deem appropriate, including settling such claim or Proceeding after giving notice of the same to the Indemnifying Party, on such terms as such Indemnitee may deem appropriate. If any Indemnifying Party seeks to question the manner in which such Indemnitee defended such claim or Proceeding or the amount of or nature of any such settlement, such Indemnifying Party shall have the burden to prove by a preponderance of the evidence that such Indemnitee did not defend such claim or Proceeding in a reasonably prudent manner.

                  (e) Certain Definitions. As used in this Section, (i) "Affiliate" means, with respect to any person or entity, any person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such other person or entity; (ii) "Associate" means, when used to indicate a relationship with any person or entity, (A) any other person or entity of which such first person or entity is an officer, director or partner or is, directly or indirectly, beneficial owner of ten percent (10%) or more of any class of equity securities, membership interests or other comparable ownership interests issued by such other person or entity, (B) any trust or other estate in which such first person or entity has a ten percent (10%) or more beneficial interest or as to which such first person or entity serves as trustee or in a similar fiduciary capacity, and (C) any relative or spouse of such first person or entity who has the same home as such first person or entity or who is a director or officer of such first person or entity; (iii) "Damages" means all demands, claims, actions or causes of action, assessments, losses, damages, costs, expenses, liabilities, judgments, awards, fines, response costs, sanctions, taxes, penalties, charges and amounts paid in settlement, including
(A) interest on cash disbursements in respect of any of the foregoing at the prime rate of the Bank of America, as in effect from time to time, compounded quarterly, from the date each such cash disbursement is made until the date the party incurring such cash disbursement shall have been indemnified in respect thereof, and (B) reasonable out-of-pocket costs, fees and expenses (including reasonable costs, fees and expenses of attorneys, accountants and other agents of, or other parties retained by, such party), and (iv) "Proceeding" means any action, suit, hearing, arbitration, audit, proceeding (public or private) or investigation that is brought or initiated by or against any federal, state, local or foreign governmental authority or any other person or entity.

         8. TERMINATION. Prior to the Closing, this Agreement may be terminated and the purchase and sale of the Common Stock and the issuance of the Warrant as contemplated by this Agreement may be abandoned only in accordance with the following provisions:

                  (a) by mutual written consent of the Investor and the Company;

                  (b) by the Investor or the Company if any court of competent jurisdiction in the United States or other United States federal or state governmental authority shall have issued a final order, decree or ruling, or taken any other final action, restraining, enjoining or otherwise prohibiting the purchase and sale of the Common Stock, and such order, decree, ruling or other action is or shall have become nonappealable;

                  (c) by the Investor or the Company, upon five (5) days written notice to the other party, if the Closing shall not have occurred by December 14, 1999 (the "Outside Date"); provided, however, that neither the Investor nor the Company may terminate this Agreement pursuant to this clause (c) if such party's failure to fulfill any of its obligations under this Agreement shall have been a principal reason that the Closing shall not have occurred on or before said date;

In the event of the termination of this Agreement, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its affiliates, directors, officers or stockholders; provided, however, nothing contained herein shall relieve any party from liability for any breach of this Agreement prior to such termination.

         9.       MISCELLANEOUS.

                  (a) Successors and Assigns. The terms and conditions of this Agreement will inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.

                  (b) Governing Law. This Agreement will be governed by, and construed under, the internal laws of the State of Delaware, without reference to principles of conflict of laws or choice of laws.

                  (c) Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                  (d) Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules will, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

                  (e) Notices. Any notice required or permitted under this Agreement shall be given in writing, shall be effective when received, and shall in any event be deemed received and effectively given upon personal delivery to the party to be notified or three (3) business days after deposit with the United States Post Office, by registered or certified mail, postage prepaid, or one (1) business day after deposit with a nationally recognized courier service (such as Federal Express) for next business day delivery under circumstances in which such service guarantees next business day delivery at the address for notices set forth at the end of this Agreement, or at such other address as the Investor or the Company may designate by giving at least ten (10) days advance written notice pursuant to this Section.

                  (f) No Finder's Fees. The parties acknowledge that they have dealt with no finder, broker or investment banker in this transaction, other than Donaldson, Lufkin & Jenrette Securities Corporation, on behalf of the Company, and Morgan Stanley Dean Witter, on behalf of the Investor. The Investor will be solely responsible for any compensation owing to Morgan Stanley Dean Witter and shall indemnify and hold harmless the Company from any liability for any commission or compensation in the nature of a finders' or broker's fee asserted by any finder, broker or investment banker (other than Donaldson, Lufkin & Jenrette Securities Corporation) with whom Investor or any of its officers, partners, employees, consultants, or representatives has dealt in connection with this transaction. The Company will be solely responsible for any compensation owing to Donaldson, Lufkin & Jenrette Securities Corporation and shall indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finder's or broker's fee asserted by any broker, finder, or investment banker (other than Morgan Stanley Dean Witter) with whom the Company or any of its officers, employees, consultants or representatives has dealt in connection with this transaction.

                  (g) Amendments and Waivers. This Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and, prior to the Closing, the Investor, and after the Closing, the holders of Purchased Shares and Warrant Shares representing at least a majority of the total aggregate number of Purchased Shares and Warrant Shares then outstanding (excluding any of such shares that have been sold in a transaction in which registration rights are not assigned in accordance with the Investor Rights Agreement or sold to the public pursuant to SEC Rule 144 or otherwise). Any amendment or waiver effected in accordance with this Section 10(g) will be binding upon the Investor, the Company and their respective successors and assigns. Notwithstanding the foregoing, the provisions of Section 8 may not be amended without the written consent of the Company and the Investor, which may be withheld in either of their sole and absolute discretion.

                  (h) Severability. If any provision of this Agreement is held to be unenforceable under applicable law, such provision will be excluded from this Agreement and the balance of the Agreement will be interpreted as if such provision was so excluded and will be enforceable in accordance with its terms.

                  (i) Entire Agreement. This Agreement, together with the other Transaction Documents and all exhibits and schedules hereto and thereto constitute the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties with respect to the subject matter hereof.

                  (j) Further Assurances. From and after the date of this Agreement upon the request of the Company or the Investor, the Company and the Investor will execute and deliver such instruments, documents or other writings, and take such other actions, as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

                  (k) Meaning of Include and Including. Whenever in this Agreement the word "include" or "including" is used, it shall be deemed to mean "include, without limitation" or "including, without limitation," as the case may be, and the language following "include" or "including" shall not be deemed to set forth an exhaustive list.

                  (l) Fees, Costs and Expenses. All fees, costs and expenses (including attorneys' fees and expenses) incurred by either party hereto in connection with the preparation, negotiation and execution of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby (including the costs associated with any filings with, or compliance with any of the requirements of, any governmental authorities), shall be the sole and exclusive responsibility of such party.

                  (m) Competition. Nothing set forth herein shall be deemed to preclude, limit or restrict the Company's or the Investor's ability to compete with the other. (n) Stock Splits, Dividends and other Similar Events. The provisions of this Agreement (including the number of shares of Common Stock and other securities described herein) shall be appropriately adjusted to reflect any stock split, stock dividend, reorganization, or other similar event that may occur with respect to the Company after the date hereof. (o) Joint Press Release. Prior to the execution of this Agreement, the parties will agree on the content of a joint press release announcing the existence of this Agreement, which press release will be issued as mutually agreed by the parties. Thereafter, the Company and the Investor shall cooperate and consult, to the extent feasible, concerning any additional press release, conference, advertising, announcements, professional or trade publication, mass marketing materials, with respect to Transaction Documents and the transactions contemplated thereby. (p) Attorneys' Fees. If Investor or the Company institutes any action, suit or other Proceeding to enforce or interpret any Transaction Document, then the prevailing party in such action, suit or Proceeding shall be entitled to recover its attorneys' fees, experts' fees and court costs as awarded by the court in the proceeding or a separate proceeding.



             [The balance of this page is intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.


NOVELL, INC.                                                     WHITTMAN-HART, INC.



By:      /s/ Dennis Raney                        By:             /s/  Robert F. Bernard

Name:    Dennis Raney                                            Name:    Robert F. Bernard

Title:   Senior Vice President and                               Title:   Chairman of the Board and
         Chief Financial Officer                                          Chief Executive Officer
         Novell, Inc.                                                        Whittman-Hart, Inc.


Date Signed:      September 29, 1999                             Date Signed:      September 29, 1999

Address: 122 East 1700 South                                     Address: 311 South Wacker Dr.,
                  Provo, Utah  84606                                               Suite 3500
                                                                                   Chicago, Illinois  60606-6618

Telephone No: 801-861-7000                                       Telephone No:  312-922-9200

with copies to:                                                  with copies to:
                  Wilson Sonsini Goodrich & Rosati                                 Mark D. Wood, Esq.
                  650 Page Mill Rd.                                                Katten Muchin & Zavis
                  Palo Alto, California  94304                                     525 West Monroe St., Suite 1600
                  Attn: Debra S. Summers, Esq.                                     Chicago, Illinois   60661

                                                                                   David Shelow, Esq.
                                                                                   Whittman-Hart, Inc.
                                                                                   311 South Wacker Dr.,
                                                                                   Suite 3500
                                                                                   Chicago, Illinois  60606-6618

List of Exhibits



A        Warrant

B-1      Legal Opinion - Company Counsel

B-2      Legal Opinion - Investor Counsel

C        Investor Rights Agreement

                                   EXHIBIT A

                                     WARRANT



THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION
THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.



                WARRANT TO PURCHASE COMMON STOCK OF WHITTMAN-HART


                 Initial Number of Shares                    400,000 shares
                 Date of Grant                               _____________, 1999
                 Expiration Date:                            June 30, 2005



         THIS CERTIFIES THAT, for value received pursuant to that certain Common Stock and Warrant Purchase Agreement, dated as of September 29, 1999 (the "Purchase Agreement") Novell, Inc., a Delaware corporation, or any person to whom this interest in this Warrant is lawfully transferred in accordance with the terms hereof (the original holder hereof and such transferees herein collectively referred to as "Holder") is entitled, subject to the terms and conditions of this Warrant, at any time or from time to time on and after July 1, 2000 (the "Effective Date"), and before 5:00 p.m. Pacific Time on June 30, 2005 (the "Expiration Date"), to purchase from Whittman-Hart, Inc., a Delaware corporation (the "Company"), Four Hundred Thousand (400,000) shares of Common Stock of the Company at a price per share of Thirty and 35/100 Dollars ($30.35) (the "Per Share Purchase Price"). Both the number of shares of Common Stock purchasable upon exercise of this Warrant and the Per Share Purchase Price are subject to adjustment and change as provided herein. This Warrant is issued pursuant to that Purchase Agreement. Unless otherwise provided for herein, all capitalized terms in this Warrant shall have the meanings set forth in the Purchase Agreement.

          1. CERTAIN DEFINITIONS. As used in this Warrant the following terms shall have the following respective meanings:

              1.1 "Fair Market Value" of a share of Common Stock as of a particular date shall mean:

                  (a) If the Common Stock is traded on a securities exchange or the Nasdaq National or SmallCap Market, the Fair Market Value shall be deemed to be the average of the closing prices of the Common Stock of the Company on such exchange or market over the 3 trading days of such exchange ending on the trading day immediately preceding the applicable date of valuation;

                   (b) If subpart (a) above does not apply and if the Common Stock is actively traded over-the-counter, the Fair Market Value shall be deemed to be the average of the closing bid prices for each trading day in the 30-day period ending immediately prior to the applicable date of valuation; and

                   (c) If there is no active public market for the Common Stock, the Fair Market Value shall be the value thereof, as agreed upon by the Company and the Holder; provided, however, that if the Company and the Holder cannot agree on such value within 15 days following either party's written demand for an agreement, then, upon demand by either party, such value shall be determined by an independent valuation firm experienced in valuing businesses such as the Company and jointly selected in good faith by the Company and the Holder. The determination of the valuation firm shall be final and binding on the Company and the Holder, and the fees and expenses of the valuation firm shall be paid for by the Company.

              1.2 "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

              1.3 "Registered Holder" shall mean any Holder in whose name this Warrant is registered upon the books and records maintained by the Company.

              1.4 "Warrant" as used herein, shall include this Warrant and any warrant delivered in substitution or exchange therefor as provided herein.

              1.5 "Common Stock" shall mean the Common Stock of the Company and any other securities at any time receivable or issuable upon exercise of this Warrant.

          2.  EXERCISE OF WARRANT

              2.1 Initial Warrant Shares. The Holder shall have the right to exercise its rights under this Warrant and to purchase Two Hundred Thousand (200,000) shares of Common Stock (the "Initial Warrant Shares") at any time on and after July 1, 2000, and on or prior to the Expiration Date, if, but only if, the Company does not meet any one of the following milestones on or before June 30, 2000, to wit:

                       (a) The Company shall employ  on a  full-time  basis  at
                           least 125 billable consultants in its NDS Solutions Practice (as said term is defined in the Global Alliance Agreement, dated as of September 29, 1999, between the Company and the Investor); or
                       (b) The Company shall enter into NDS  Solutions  Practice
                           assignments with at least 20 individual customers, provided, for this purpose, that affiliated companies shall be deemed one customer; or
                       (c) The Company's revenue from its NDS Solutions Practice
                           for the period commencing on September 29, 1999 and ending on June 30, 2000 shall be equal to at least $3,000,000.

The Holder's right to exercise the Warrant and purchase the Initial Warrant Shares shall expire and be of no force and effect, if: (i) the Company meets all the above milestones on or before June 30, 2000, (ii) the Global Alliance
Agreement, dated as of September 29, 1999 (the "Alliance Agreement"), is terminated in accordance with the terms thereof on or before June 30, 2000 as a consequence of a breach or default by the Investor under the Alliance Agreement, or (iii) as of June 30, 2000, the Investor is in breach of, or default under, the Alliance Agreement, Investor fails to cure such breach or default within any time allowed for cure by the Alliance Agreement, and, as a consequence of such breach or default, the Company terminates the Alliance Agreement as permitted thereby; provided that, in the case of this subpart (iii), the Investor shall not be entitled to exercise its right to purchase the Initial Shares during any such cure period. Further, the Investor shall have no right to exercise its rights to purchase the Initial Shares at any time when (A) the Company is performing its obligations under the Alliance Agreement in all material respects and (B) Novell is failing to perform its obligations under Section 3(a) of the Alliance Agreement in any material respect, and the time period permitted for the Company to achieve the above milestones shall be extended by a period equal to the length of any period of such failure to perform in accordance with the claim of delay procedures attached hereto as Exhibit A.

              2.2 Remaining Warrant Shares: The Holder shall have the right to exercise its rights under this Warrant and to purchase Two Hundred Thousand (200,000) shares of Common Stock (the "Remaining Warrant Shares") at any time after June 30, 2001, and on or prior to the Expiration Date, if, but only if, the Company does not meet any one of the following milestones on or before June 30, 2001, to wit:

                      (a) The Company shall employ on a full time basis at least
                          300 billable consultants in its NDS Solutions Practice; or

                      (b) The Company shall enter into NDS  Solutions  Practice
                          assignments with at least 80 individual customers, provided, for this purpose, that affiliated companies shall be deemed one customer; or
                      (c) The Company's revenue from its NDS Solutions Practice
                          for the period commencing on September 29, 1999 and ending on June 30, 2000 shall be equal to at least $35,000,000.

The Holder's right to exercise and purchase the Remaining Warrant Shares shall expire and be of no force and effect, if: (i) the Company meets all the above milestones on or before June 30, 2001, (ii) the Alliance Agreement is terminated in accordance with the terms thereof on or before June 30, 2001 as a consequence of an event of default by the Investor under the Alliance Agreement, (iii) as of June 30, 2001, the Investor is in breach of, or default under, the Alliance Agreement, Investor fails to cure such breach or default within any time allowed for cure by the Alliance Agreement, and, as a consequence of such breach or default, the Company terminates the Alliance Agreement as permitted thereby, provided that, in the case of this subpart (iii), the Investor shall not be entitled to exercise its right to purchase the Initial Shares during any such cure period, or (iv) despite good faith negotiations by the Company, the Alliance Agreement terminates pursuant to Section 12.c(iii) thereof. Further, the Investor shall have no right to exercise its rights to purchase the Initial Shares at any time when (A) the Company is performing its obligations under the Alliance Agreement in all material respects and (B) Novell is failing to perform its obligations under Section 3(a) or 3(d) of the Alliance Agreement in any material respect, in which event the time period permitted for the Company to achieve the above milestones shall be extended by a period equal to the length of any period of such failure to perform in accordance with the claim of delay procedures attached hereto as Exhibit A.

              2.3 Additional Limitation. The rights to purchase the Initial Warrant Shares and the Remaining Warrant Shares pursuant to this Warrant shall expire on the Expiration Date.

              2.4 Payment. Subject to compliance with the terms and conditions of this Warrant and applicable securities laws, this Warrant may be exercised, in whole or in part at any time or from time to time, on or before the Expiration Date by:

                  (a) the delivery (including, without limitation, delivery by facsimile) of the form of Notice of Exercise attached hereto as Exhibit 1 (the "Notice of Exercise"), duly executed by the Holder, at the principal office of the Company, and as soon as practicable after such date, surrendering this Warrant at the principal office of the Company, and

                   (b) payment,  (i) in cash (by check) or by wire  transfer,
(ii) by cancellation by the Holder of indebtedness of the Company to the Holder; or (iii) by a combination of (i) and (ii), of an amount (the "Purchase Price") equal to the product obtained by multiplying the number of shares of Common Stock being purchased upon such exercise by the Per Share Purchase Price, except that if Holder is subject to the HSR Requirements (as defined in Section 2.5 below), the Exercise Amount shall be paid to the Company within five (5) business days of the termination of all HSR Requirements.

              2.5 Net Issue Exercise. In lieu of the payment methods set forth in Section 2.4, above, the Holder may elect to exchange all or some of the Warrant for a number of shares (rounded down to the nearest whole share) of Common Stock equal to the value of the amount of the Warrant being exchanged on the date of exchange. If Holder elects to exchange this Warrant as provided in this Section, Holder shall tender to the Company the Warrant for the amount being exchanged, along with written notice of Holder's election to exchange some or all of the Warrant, and the Company shall issue to Holder the number of shares (rounded down to the nearest whole share) of the Common Stock computed using the following formula:

                  X= Y (A-B)

                    A

                  Where X = the number of shares of Common Stock to be issued to
                            Holder.

                  Y = the number of shares of Common Stock purchasable under the amount of the Warrant being exchanged (as adjusted to the date of such calculation).

                  A = the Fair Market Value of one share of the Company's Common Stock.

                  B = the Per Share Purchase Price in effect under this Warrant on the date the net issue election is made pursuant to this Section.

All references herein to an "exercise" of the Warrant shall include an exchange pursuant to this Section.

              2.6 "Easy Sale" Exercise. In lieu of the payment methods set forth in Section 2.4, above, when permitted by law and applicable regulations (including Nasdaq and NASD rules), the Holder may pay the Per Share Purchase Price through a "same day sale" commitment from the Holder (and if applicable a broker-dealer that is a member of the National Association of Securities Dealers (a "NASD Dealer")), whereby the Holder irrevocably elects to exercise this Warrant and to sell a portion of the Common Stock so purchased to pay for the Purchase Price and the Holder (or, if applicable, the NASD Dealer) commits upon sale (or, in the case of the NASD Dealer, upon receipt) of such Common Stock to forward the Purchase Price directly to the Company.

              2.7 Stock Certificates; Fractional Shares. As soon as practicable on or after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of whole shares of Common Stock issuable upon such exercise, rounded down to the nearest whole share. No fractional shares or scrip representing fractional shares shall be issued upon an exercise of this Warrant.

              2.8 HSR Act.

                  (a) The Company hereby acknowledges that exercise of this Warrant by Holder may subject the Company and/or the Holder to the filing requirements of the HSR Act and that Holder may be prevented from exercising this Warrant until the expiration or early termination of all waiting periods imposed by the HSR Act ("HSR Requirements"). If on or before the Expiration Date Holder has sent the Notice of Exercise to Company and Holder has not been able to complete the exercise of this Warrant prior to the Expiration Date because of the non-fulfillment of HSR Requirements, the Holder shall be entitled to complete the process of exercising this Warrant, for a period
of  ten  (10)  business  days   following   fulfillment  or  irrevocable
termination of the HSR Requirements in accordance with the procedures contained herein, notwithstanding the fact that completion of the exercise of this Warrant would take place after the Expiration Date.

                   (b) Promptly after any exercise of the Holder's rights under this Warrant, the Company and the Holder shall each complete and file any premerger notification report forms under the HSR Act applicable to the issuance of the Warrant Shares and shall use all reasonable efforts to comply with any applicable HSR Requirements; provided, however, that neither the Company nor the Holder shall be under any obligation to comply with any request or requirement imposed by the Federal Trade Commission (the "FTC"), the Department of Justice ("DOJ") or any other governmental authority in connection with their compliance with such HSR Requirements, if the Company or the Holder reasonably determines in its sound, good faith and reasonable business judgment, that such compliance would have an adverse impact on its business, contracts, financial position or prospects. Without limiting the generality of the foregoing, neither the Company nor the Holder shall be obligated to comply with any request by, or any requirement of the FTC, the DOJ or any other governmental authority (i) to disclose information the Company or the Holder, as the case may be, in its sound, good faith and reasonable business judgment believes must be kept confidential to avoid injury to its business;
(ii) to dispose of any assets or operations; or (iii) to comply with any restriction on the manner in which it conducts its operations. In the event that the Company shall elect not to comply with any of the HSR Requirements pursuant to the immediately preceding sentence, it shall be obligated to pay to the Holder in cash (by check or wire transfer) within ninety (90) days following written election from the Holder an amount equal to the number of shares that were to be issued pursuant to the Holder's notice of exercise times that value equal to the difference between: (1) the closing price of the Company Common Stock on the date of delivery of Holder's Notice of Exercise of its rights hereunder, and (2) the Per Share Purchase Price.

              2.9 Partial Exercise; Effective Date of Exercise. In case of any partial exercise of this Warrant, the Company shall cancel this Warrant upon surrender hereof and shall execute and deliver a new Warrant of like tenor and date for the balance of the shares of Common Stock purchasable hereunder. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above. However, if Holder is subject to HSR Requirements this Warrant shall be deemed to have been exercised on the date immediately following the date of the expiration or termination of all HSR Requirements. The person entitled to receive the shares of Common Stock issuable upon exercise of this Warrant shall be treated for all purposes as the holder of record of such shares as of the close of business on the date the Holder is deemed to have exercised this Warrant.

         3. VALID ISSUANCE; TAXES. All shares of Common Stock issued upon the exercise of this Warrant shall be validly issued, fully paid and non-assessable, and the Company shall pay all transfer or stamp taxes and other similar governmental charges that may be imposed in respect of the issue or delivery thereof. The Company shall not be required to pay any tax or other charge imposed in connection with any transfer involved in the issuance of any certificate for shares of Common Stock in any name other than that of the Registered Holder of this Warrant, and in such case the Company shall not be required to issue or deliver any stock certificate or security until such tax or other charge has been paid, or it has been established to the Company's reasonable satisfaction that no tax or other charge is due.

         4. ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF SHARES. The number of shares of Common Stock issuable upon exercise of this Warrant (or any shares of stock or other securities or property receivable or issuable upon exercise of this Warrant), the Per Share Purchase Price, and the Purchase Price are subject to adjustment upon occurrence of the following events:

              4.1 Adjustment for Stock Splits, Stock Subdivisions or Combinations of Shares. The Per Share Purchase Price of this Warrant shall be proportionally decreased and the number of shares of Common Stock issuable upon exercise of this Warrant (or any shares of stock or other securities at the time issuable upon exercise of this Warrant) shall be proportionally increased to reflect any forward stock split or subdivision of the Company's Common Stock. The Per Share Purchase Price of this Warrant shall be proportionally increased and the number of shares of Common Stock issuable upon exercise of this Warrant (or any shares of stock or other securities at the time issuable upon exercise of this Warrant) shall be proportionally decreased to reflect any reverse stock split or combination of the Company's Common Stock.


              4.2 Adjustment for Dividends or Distributions of Stock or Other Securities or Property. In case the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution with respect to the Common Stock (or any shares of stock or other securities at the time issuable upon exercise of the Warrant) payable in (a) securities of the Company or (b) assets (excluding cash dividends paid or payable solely out of retained earnings), then, in each such case, the Holder of this Warrant on exercise hereof at any time after the consummation, effective date or record date of such dividend or other distribution, shall receive, in addition to the shares of Common Stock (or such other stock or securities) issuable on such exercise prior to such date, and without the payment of additional consideration therefor, the securities or such other assets of the Company to which such Holder would have been entitled upon such date, if such Holder had exercised this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period giving effect to all adjustments called for by this Section 4.2.

              4.3 Reclassification. If the Company, by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Per Share Purchase Price therefore shall be appropriately adjusted, all subject to further adjustment as provided in this Section 4. No adjustment shall be made pursuant to this Section 4.3 upon any conversion or redemption of the Common Stock, which is the subject of
Section 4.5.

             4.4 Adjustment for Capital Reorganization, Merger or Consolidation. In case of any capital reorganization of the capital stock of the Company (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), or any merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all the assets of the Company (collectively "Reorganization"), then, and in each such case, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the Holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Purchase Price, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer, as if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 4. The foregoing provisions of this
Section 4.4 shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the per-share consideration payable to the Holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

              4.5 Conversion of Common Stock. In case all or any portion of the authorized and outstanding shares of Common Stock of the Company are redeemed or converted or reclassified into other securities or property pursuant to the Company's Certificate of Incorporation or otherwise, or the Common Stock otherwise ceases to exist, then, in such case, the Holder of this Warrant, upon exercise hereof at any time after the date on which the Common Stock is so redeemed or converted, reclassified or ceases to exist (the "Termination Date"), shall receive, in lieu of the number of shares of Common Stock that would have been issuable upon such exercise immediately prior to the Termination Date, the securities or property that would have been received if this Warrant had been so exercised and the Common Stock received thereupon had been simultaneously converted immediately prior to the Termination Date, all subject to further adjustment as provided in this Warrant. Additionally, the Per Share Purchase Price shall be immediately adjusted to equal the quotient obtained by dividing (x) the aggregate Purchase Price of the maximum number of shares of Common Stock for which this Warrant was exercisable immediately prior to the Termination Date by (y) the number of shares of Common Stock of the Company for which this Warrant is exercisable immediately after the Termination Date, all subject to further adjustment as provided herein.

              4.6 Certain Events. If (i) any event occurs of a type that would have an effect on the rights granted under this Warrant similar to the effect of any event described by the other provisions of this Section 4 and (ii) such event is not expressly provided for by such other provisions then an appropriate adjustment in the Per Share Purchase Price and the number of shares of Common Stock obtainable upon exercise of this Warrant, so as to protect the rights of the Holder, shall be made.

              4.7 Certificate As To Adjustments. In each case of any adjustment in the Per Share Purchase Price, or number or type of shares issuable upon exercise of this Warrant, the Chief Financial Officer of the Company shall compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment and showing in reasonable detail the facts upon which such adjustment is based, including a statement of the adjusted Per Share Purchase Price which shall be conclusive absent fraud, negligence or manifest error. The Company shall promptly send (by facsimile and by either first class mail, postage prepaid or overnight delivery) a copy of each such certificate to the Holder.

         5. LOSS OR MUTILATION. Upon receipt of evidence reasonably satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of this Warrant, and of an indemnity reasonably satisfactory to it, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver in lieu thereof a new Warrant of like tenor as the lost, stolen, destroyed or mutilated Warrant.

         6. RESERVATION OF COMMON STOCK. The Company hereby covenants that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of shares of Common Stock or other shares of capital stock of the Company as are from time to time issuable upon exercise of this Warrant and, from time to time, will take all steps necessary to amend its Certificate of Incorporation to provide sufficient reserves of shares of Common Stock issuable upon exercise of this Warrant. All such shares shall be duly authorized, and when issued upon such exercise, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges, encumbrances or limitations on sale, and free and clear of all preemptive rights, except non-monetary encumbrances and limitations on sale arising under federal or state securities laws. Issuance of this Warrant shall constitute full authority to the Company's officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

         7. TRANSFER  AND  EXCHANGE.

              7.1  Right  to  Transfer.  Subject  to the  terms  and conditions of this Warrant and compliance with all applicable securities laws, this Warrant and all rights hereunder (and any shares of Common Stock acquired on exercise of the Warrant) may be transferred, in whole or in part, only (a) to a Majority Owned Subsidiary (as defined below) of the Registered Holder, (b) to an Institutional Investor (as defined below) or (c) in a sale effectuated pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (the "1933 Act"), or (d) in an offering registered under Section 5 of the 1933 Act. Any such transfer shall be made on the books of the Company maintained for such purpose at the principal office of the Company referred to above, by the Registered Holder hereof in person, or by duly authorized attorney, upon surrender of this Warrant properly endorsed and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. Upon any permitted partial transfer of the Warrant, the Company will issue and deliver to the Registered Holder a new Warrant or Warrants with respect to the shares of Common Stock not so transferred. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that when this Warrant shall have been so endorsed, the person in possession of this Warrant may be treated by the Company, and all other persons dealing with this Warrant, as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, any notice to the contrary notwithstanding; provided, however that until a transfer of this Warrant is duly registered on the books of the Company, the Company may treat the Registered Holder hereof as the owner for all purposes. Upon any full or partial transfer of the Warrant or the shares of Common Stock acquired on exercise of the Warrant pursuant to clauses (b) through
(d), inclusive, of the first sentence of this Section 7.1, all restrictions applicable to the transfer of the Warrant or such Common Stock, or portion thereof, so transferred shall cease, including without limitation, the restrictions on transfer contained the Investor Rights Agreement of even date herewith, executed by the Company and the Investor.

              7.2 Majority Owned Subsidiary. A "Majority Owned Subsidiary" shall mean a subsidiary of which the Registered Holder beneficially owns, either directly or indirectly, at least 50% of the voting securities.

              7.3 Institutional Investor. An "Institutional Investor" shall mean any person considered to be an "accredited investor" under Rule 501(a)(i) of Regulation D under the 1933 Act; provided, however, that "Institutional Investor" shall not include (i) any of the entities that the Company, in its good faith and reasonable business judgment, is a significant competitor of the Company, or (ii) any Majority Owned Subsidiary.

         8. SECURITIES LAW REQUIREMENTS ON TRANSFER. The Holder, by acceptance hereof, agrees that such Holder will not sell, transfer, pledge or hypothecate any or all such Warrants or Common Stock issued pursuant to such Warrant, as the case may be, unless either (i) this Warrant and/or said Common Stock is registered for sale in accordance with applicable federal and state securities laws, or (ii) the Company has received an opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect that such registration is not required in connection with such disposition or (iii) the sale of such securities is made pursuant to SEC Rule 144.

         9. COMPLIANCE WITH SECURITIES LAWS. By acceptance of this Warrant, the Holder hereby represents, warrants and covenants that any shares of Common Stock purchased upon exercise of this Warrant or acquired upon conversion thereof shall be acquired for investment only and not with a view to, or for sale in connection with, any distribution thereof; that the Holder has had such opportunity as such Holder has deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Holder to evaluate the merits and risks of its investment in the company; that the Holder is able to bear the economic risk of holding such shares as may be acquired pursuant to the exercise of this Warrant for an indefinite period; that the Holder understands that the shares of Common
Stock acquired pursuant to the exercise of this Warrant will not be registered under the 1933 Act (unless otherwise required pursuant to exercise by the Holder of the registration rights, if any, previously granted to the registered Holder) and will be "restricted securities" within the meaning of Rule 144 under the 1933 Act and that the exemption from registration under Rule 144 will not be available for at least one year from the date of exercise of this Warrant, subject to any special treatment by the SEC for exercise of this Warrant pursuant to Section 2.2, and even then will not be available unless a public market then exists for the Common Stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and that all stock certificates representing shares of Common Stock issued to the Holder upon exercise of this Warrant may have affixed thereto a legend substantially in the following form:

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

         10. NO RIGHTS OR LIABILITIES AS STOCKHOLDERS. This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company. In the absence of affirmative action by such Holder to purchase Common Stock by exercise of this Warrant, no provisions of this Warrant, and no enumeration herein of the rights or privileges of the Holder hereof, shall cause such Holder hereof to be a stockholder of the Company for any purpose.

         11. REGISTRATION RIGHTS. All shares of Common Stock issuable upon exercise of this Warrant shall be "Registrable Securities" or such other definition of securities entitled to registration rights pursuant to the Investor Rights Agreement, dated as of the date hereof, between the Company and the Holder, and are entitled, subject to the terms and conditions of that agreement, to all registration rights granted to holders of Registrable Securities thereunder.

         12. NOTICES. Unless otherwise provided in this Warrant, any notice required or permitted under this Warrant shall be given in writing, shall be effective when received, and shall in any event be deemed received and effectively given upon personal delivery to the party to be notified or three
(3) business days after deposit with the United States Post Office, by registered or certified mail, postage prepaid, or one (1) business day after deposit with a nationally recognized courier service such as Federal Express, at the address indicated for such party on the signature page hereof or at such other address as the Investor or the Company may designate by giving at least ten (10) days advance written notice pursuant to this Section.

         13. HEADINGS. The headings in this Warrant are for purposes of convenience in reference only, and shall not be deemed to constitute a part hereof.

         14. LAW GOVERNING. This Warrant shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware.

         15. NO IMPAIRMENT. The Company will not, by amendment of its Certificate of Incorporation or bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Registered Holder of this Warrant against impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock issuable upon the exercise of this Warrant above the amount payable therefor upon such exercise, and (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon exercise of this Warrant.

         16. NOTICES OF RECORD DATE. In case:

                    16.1 the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant), for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities or to receive any other right; or

                    16.2 of any consolidation or merger of the Company with or into another corporation, any capital reorganization of the Company, any reclassification of the Capital Stock of the Company, or any conveyance of all or substantially all of the assets of the Company to another corporation in which holders of the Company's stock are to receive stock, securities or property of another corporation; or

                    16.3 of any voluntary dissolution, liquidation or winding-up of the Company; or

                    16.4 of any redemption or conversion of all outstanding Common Stock;

then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation, winding-up, redemption or conversion is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such stock or securities as at the time are receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities), for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be delivered at least twenty (20) days prior to the date therein specified.

         17. SEVERABILITY. If any term, provision, covenant or restriction of this Warrant is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and requirements of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         18. COUNTERPARTS. For the convenience of the parties, any number of counterparts of this Warrant may be executed by the parties hereto and each such executed counterpart shall be, and shall be deemed to be, an original instrument.

         19. NO INCONSISTENT AGREEMENTS. The Company will not on or after the date of this Warrant enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holder of this Warrant or otherwise conflicts with the provisions hereof. The rights granted to the Holder hereunder do not in any way conflict with and are not inconsistent with the rights granted to holders of the Company's securities under any other agreements, except rights that have been waived.

         20. SATURDAYS, SUNDAYS AND HOLIDAYS. If the Expiration Date falls on a Saturday, Sunday or legal holiday, the Expiration Date shall automatically be extended until 5:00 p.m. the next business day.

         21. SUCCESSORS AND ASSIGNS. The terms and conditions of this Warrant are binding upon and will insure to the benefit of the Company, the Holders, and their respective successors and assigns.


            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.



NOVELL, INC.                                                      WHITTMAN-HART, INC.



By:      ________________________                                 By:      _________________________

Name:    Dennis Raney                                             Name:    Robert F. Bernard

Title:   Senior Vice President and                                Title:   Chairman of the Board and
         Chief Financial Officer                                           Chief Executive Officer
         Novell, Inc.                                                      Whittman-Hart, Inc.


Date Signed:                                                      Date Signed:

Address: 122 East 1700 South                                      Address: 311 South Wacker Dr.,
                  Provo, Utah  84606                                                Suite 3500
                                                                                    Chicago, Illinois  60606-6618

Telephone No: 801-861-7000                                        Telephone No. 312-922-9200

with copies to:  Wilson Sonsini Goodrich &  Rosati                with copies to:    David P. Shelow, Esq.
                   650 Page Mill Rd.                                                 Whittman-Hart, Inc.
                   Palo Alto, California  94304                                      311 South Wacker Dr.,
                   Attn: Aaron A. Hen, Esq.                                          Suite 3500
                                                                                     Chicago, Illinois  60606-6618

                                                                                     Mark D. Wood
                                                                                     Katten Muchin & Zavis
                                                                                     525 West Monroe St., Suite 1600
                                                                                     Chicago, Illinois   60661

                                                                       EXHIBIT 1
                               NOTICE OF EXERCISE
                    (To be executed upon exercise of Warrant)

[Company]

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, the Common Stock of ____________ as provided for therein, and (check the applicable box):

|_| Tenders herewith payment of the exercise price in full in the form of cash or a certified or official bank check in same-day funds in the amount of $____________ for _________ shares of such Common Stock.

|_| Elects the Net Issue Exercise option pursuant to Section 2.5 of the Warrant with respect to ________ Warrant Shares, and accordingly requests delivery of a net of ______________ shares of such Common Stock, according to the following calculation:

                  X = Y (A-B)            (       ) =  (____) [(_____) - (_____)]
                      -------                        ---------------------------
                         A                                      (_____)

                  Where X = the number of shares of Common Stock to be issued to Holder.

                  Y = the number of shares of Common Stock  purchasable under the amount of the Warrant being exchanged (as adjusted to the date of such calculation).

                  A = the Fair Market Value of one share of the Company's Common Stock.

                  B = the Per  Share  Purchase  Price in  effect  under  this
                       Warrant on the date the net issue election is made pursuant to Section 2.5.

|_| Elects the Easy Sale Exercise option pursuant to Section 2.6 of the Warrant with respect to ___________ Warrant Shares, and (i) hereby irrevocably elects to sell such number of Warrant Shares (the "Additional Shares") as is necessary to pay the Purchase Price for all of the Warrant Shares to be issued pursuant to this exercise, (ii) hereby irrevocably commits that the Purchase Price shall be forwarded directly to the Company from the proceeds of such sale, and (iii) if applicable, a NASD Dealer concurrently herewith makes the commitment required by
Section 2.6 of the Warrant.

Please issue a certificate or certificates for Common Stock in the name of, and pay any cash for any fractional share to (please print name, address, and taxpayer identification number):

Name:

Address:



Taxpayer Identification Number:

Signature:

Note: The above signature should correspond exactly with the name on the first page of this Warrant Certificate or with the name of the assignee appearing in the assignment form below.

If said number of shares shall not be all the shares purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder rounded up to the next higher whole number of shares.

                                                                       EXHIBIT 2
                                   ASSIGNMENT
          (To be executed only upon assignment of Warrant Certificate)

         For value received, the undersigned hereby sells, assigns and transfers unto ________________ the within Warrant Certificate, together with all right, title and interest therein, and does hereby authorize [warrant agent], to transfer said Warrant Certificate on the books of [the Company] with respect to the number of shares of the Company Common Stock set forth below, with full power of substitution in the premises:

---------------------------------------- ------------------------------------- -------------------------------------

        Name(s) of Assignee(s)                         Address                             # of Shares
---------------------------------------- ------------------------------------- -------------------------------------
---------------------------------------- ------------------------------------- -------------------------------------

---------------------------------------- ------------------------------------- -------------------------------------
---------------------------------------- ------------------------------------- -------------------------------------

---------------------------------------- ------------------------------------- -------------------------------------
---------------------------------------- ------------------------------------- -------------------------------------

---------------------------------------- ------------------------------------- -------------------------------------
---------------------------------------- ------------------------------------- -------------------------------------

---------------------------------------- ------------------------------------- -------------------------------------
---------------------------------------- ------------------------------------- -------------------------------------

---------------------------------------- ------------------------------------- -------------------------------------


         If said number of shares of Common Stock shall not be all the shares represented by the Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the shares of Common Stock covered by said Warrant Certificate.


         Dated:                                               , 2000


         Signature:

         Notice: The signature to the foregoing Assignment must correspond to the name as written upon the face of this security in every particular, without alteration or any change whatsoever; signature(s) must be guaranteed by an eligible guarantor institution (banks, stock brokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to Securities and Exchange Commission Rule 17Ad-15.

                                                                       EXHIBIT A

                            CLAIM OF DELAY PROCEDURES

                                [TO BE ATTACHED]

                                  EXHIBIT B-1


                         LEGAL OPINION - COMPANY COUNSEL


         1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business and is in good standing in each state listed on a schedule attached to the opinion.

         2. The Company has all requisite corporate power and authority to own or lease its properties and assets and to conduct its business as is currently conducted.

         3. The Company has all requisite corporate power and authority to execute and deliver the Transaction Documents, to sell and issue the Purchased Shares and the Warrant to the Investor, and to otherwise carry out and perform its obligations under the terms of the Transaction Documents.

         4. The Transaction Documents have been duly and validly authorized, executed and delivered by the Company, and each constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

         5. Subject to the accuracy of Novell=s representations and warranties in Sections 4(d), (e), (f), (g) and (h) of the Purchase Agreement and assuming there is no general solicitation or general advertising by the Company of which we are unaware, the offer and sale of the Purchased Shares and the Warrant by the Company and any Company Designee are exempt from the registration provisions of the Securities Act of 1933, as amended.

         6. The Company has duly reserved at least 400,000 shares of Common Stock for issuance upon exercise of the Warrant.

         7. All corporate actions necessary on the part of the Company, its directors and stockholders for the following actions have been taken for: (a)
the sale and the issuance of the Purchased Shares and the Warrant to the Investor; (b) the reservation and issuance of shares of Common Stock issuable upon exercise of the Warrant; and (c) the execution and delivery of each of the Transaction Documents and the performance of the Company's obligations thereunder.

         8. The Purchased Shares received by the Investor, when issued and paid for as provided in the Purchase Agreement, will be validly issued, fully paid and nonassessable.

         9. The shares of Common Stock issuable to the Investor upon exercise of the Warrant, when issued and paid for incompliance with the provisions of the Warrant, will be validly issued, fully paid and nonassessable.

         10. The execution and delivery of each of the Transaction Documents and the performance by the Company of the covenants set forth in Transaction Documents do not (a) conflict with or violate the Bylaws or Certificate of Incorporation of the Company; (b) to our knowledge, violate or contravene any United States federal or state law, statute, rule or regulation applicable to the Company which we would typically expect to be applicable to transactions of this type ("Applicable Law"), (c) to our knowledge, violate or contravene any order, writ, judgement, decree, determination or award of any United States federal or any state governmental authority applicable to the Company, or (d) to our knowledge, violate or result in a breach of or constitute any default under any agreement of the Company filed as an exhibit to an SEC Report.

         11. To our knowledge, there are no actions, proceedings or investigations pending or overtly threatened against the Company before any court or administrative agency that questions the validity of any Transaction Document.

         12. Except for the filing of a Form 8-K pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, and a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, no consent, approval or authorization of, or designation, declaration or filing with, any governmental authority on the part of the Company under Applicable Law is required for (i) the execution, delivery or performance by the Company of any Transaction Documents, (ii) the sale and issuance of the Purchased Shares, or
(iii) the issuance of the Warrant.

                                  EXHIBIT B-2


                        LEGAL OPINIONS - INVESTOR COUNSEL


        1. The Investor is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business and is in good standing in each state listed on a schedule attached to the opinion.

        2. The Investor has all requisite corporate power and authority to own or lease its properties and assets and to conduct its business as is currently conducted.

        3. The Investor has all requisite corporate power and authority to execute and deliver the Transaction Documents, to receive and execute the Purchased Shares and the Warrant, and to otherwise carry out and perform its obligations under the terms of the Transaction Documents.

        4. The Transaction Documents have been duly and validly authorized, executed and delivered by the Investor, and each constitutes a valid and binding agreement of the Investor, enforceable against the Investor in accordance with its terms.

        5. All corporate actions necessary on the part of the Investor, its directors and stockholders for the following actions have been taken for: (a) the purchase and the receipt of the Purchased Shares and the Warrant from the Company and (b) the execution and delivery of each of the Transaction Documents and the performance of the Investor's obligations thereunder.

6. The execution and delivery of each of the Transaction Documents and the performance by the Investor of the covenants set forth in Transaction Documents do not (a) conflict with or violate the Bylaws or [Certificate] of Incorporation of the Investor; (b) to our knowledge, violate or contravene any United States federal or state law, statute, rule or regulation applicable to the Investor which we would typically expect to be applicable to transactions of this type ("Applicable Law"), (c) to our knowledge, violate or contravene any order, writ, judgement, decree, determination or award of any United States federal or any state governmental authority applicable to the Investor, or (d) to our knowledge, violate or result in a breach of or constitute any default under any agreement of the Investor filed as an exhibit to an SEC Report where the breach of such agreement would result in a Material Adverse Effect on the Investor.

7. To our knowledge, there are no actions, proceedings or investigations pending or overtly threatened against the Investor before any court or administrative agency that questions the validity of any Transaction Document.

        8. Except for the filing of a Form 8-K pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, the filing of a Schedule 13D or G with the SEC, and a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, no consent, approval or authorization of, or designation, declaration or filing with, any governmental authority on the part of the Investor under Applicable Law is required for (i) the execution, delivery or performance by the Investor of any Transaction Documents, (ii) the sale and issuance of the Purchased Shares, or (iii) the issuance of the Warrant.

                                   EXHIBIT C

                            INVESTOR RIGHTS AGREEMENT

         This Investor Rights Agreement (this "Agreement") is made and entered into to be effective as of ______________, 19__ ("Effective Date"), by and between Whittman-Hart, Inc., a Delaware corporation (the "Company"), and Novell, Inc., a Delaware corporation (the "Investor"). Unless otherwise provided herein, all capitalized terms shall have the meanings set forth in that certain Common Stock and Warrant Purchase Agreement, dated as of September 29, 1999, between the Company and Investor (the "Purchase Agreement").

                                    RECITALS

         A. The Investor desires to purchase 3,294,893 shares (the "Purchased Shares") of the common stock, par value $0.001 per share, of the Company (the "Company Common Stock") and a Warrant (the "Warrant") to purchase additional shares (the "Warrant Shares") of the Company Common Stock on the terms and conditions set forth in the Purchase Agreement, provided it receives the additional information rights, registration rights and other rights as more fully set forth in this Agreement.

         B. The Company desires to sell the Purchased Shares to the Investor on the terms and conditions set forth in the Purchase Agreement and is willing to provide the additional rights requested by the Investor, subject to the additional limitations set forth in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1.       INFORMATION RIGHTS.

         The Company covenants and agrees that, commencing on the date of this Agreement and continuing for so long as the Investor holds at least 500,000 shares, in the aggregate, of the Purchased Shares and Warrant Shares (including those shares issued or issuable pursuant to exercise of the Warrant), then:

         1.1 Annual Reports. If the following information is not available on the Internet, the Company, upon demand by the Investor, shall furnish to the Investor promptly following the filing of such report with the Securities and Exchange Commission ("SEC"), a copy of the Company's Annual Report on Form 10-K for each fiscal year, which shall include a consolidated balance sheet as of the end of such fiscal year, a consolidated statement of income and a consolidated statement of cash flows of the Company and its subsidiaries for such year, setting forth in each case in comparative form the figures from the Company's previous fiscal year, all prepared in accordance with generally accepted accounting principles and practices and audited by nationally recognized independent certified public accountants. In the event the Company shall no longer be required to file or does not file Annual Reports on Form 10-K with the SEC, then within ninety (90) days following the end of each respective fiscal year, the Company shall deliver to the Investor a consolidated balance sheet as of the end of such fiscal year, a consolidated statement of income and a consolidated statement of cash flows of the Company and its subsidiaries for such year, setting forth in each case in comparative form the figures from the Company's previous fiscal year, all prepared in accordance with generally accepted accounting principles and practices and audited by nationally recognized independent certified public accountants.

           1.2 Quarterly Reports. If the following information is not available on the internet, the Company, upon demand by the Investor, shall furnish to the Investor promptly following the filing of such report with the SEC, a copy of each of the Company's Quarterly Reports on Form 10-Q, which shall include a consolidated balance sheet as of the end of the respective fiscal quarter, consolidated statements of income and consolidated statements of cash flows of the Company and its subsidiaries for the respective fiscal quarter and for the year-to-date period, setting forth in each case in comparative form the figures from the comparable periods in the Company's immediately preceding fiscal year, all prepared in accordance with generally accepted accounting principles and practices (except, in the case of any Form 10-Q, as may otherwise be permitted by Form 10-Q), but all of which may be unaudited. In the event the Company shall no longer be required to file or does not file Quarterly Reports on Form 10-Q with the SEC, then within forty-five (45) days following the end of each of the first three (3) fiscal quarters of each fiscal year, the Company shall deliver to the Investor a consolidated balance sheet, consolidated statement of income, and consolidated statement of cash flows, for the Company and its subsidiaries for the respective fiscal quarter and for the year-to-date period, setting forth in each case in comparative form the figures from the comparable periods in the Company's immediately preceding fiscal year, all prepared in accordance with generally accepted accounting principles and practices and consistent with the requirements of Form 10-Q, but all of which may be unaudited.

           1.3 SEC Filings. Quarterly Reports. If the following information is not available on the Internet, the Company shall deliver to the Investor copies of each other document filed with the SEC on a non-confidential basis promptly following the filing of such document with the SEC.

      2. REGISTRATION  RIGHTS.

           2.1  Definitions.  For  purposes  of this  Section 2:

                (a) Registration. The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the declaration or ordering of effectiveness of such registration statement

                (b) Registrable Securities. The term "Investor Securities" means: (x) the Purchased Shares and the Warrant Shares; and (y) any shares of Company Common Stock or other securities of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, any of the securities described in the immediately preceding clause (x). The term "Registrable Securities" means the Investor Securities other than the Investor Securities sold by a person in a transaction in which rights under this Section 2 are not assigned in accordance with this Agreement or any Investor Securities sold in a public offering, whether sold pursuant to Rule 144 promulgated under the Securities Act, or in a registered offering, or otherwise.

                (c) Investor Securities Then Outstanding. The number of shares of "Investor Securities then outstanding" shall mean the number of shares of Investor Securities which are then issued and outstanding or are issuable pursuant to exercise of the Warrant.

                (d) Holder. For purposes of this Section 2, the term "Holder" means any holder owning of record Investor Securities that have not been sold to the public or pursuant to Rule 144 promulgated under the Securities Act or any permitted assignee of record of such Investor Securities to whom rights under this Section 2 have been duly assigned in accordance with Section 4 of this Agreement.

                (e) Form S-3. The term "Form S-3" means such form under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

           2.2 Form S-3 Registration. The Company shall cause to be filed with the SEC a registration statement on Form S-3 (and, to the extent applicable and reasonably requested by the Holder, for sale or transfer of the Registrable Securities any related qualification or compliance under and State Blue Sky Law with respect to all or any portion of the Registrable Securities) as soon as practicable after the date hereof, but not later than December 31, 1999, and shall use its reasonable best efforts to effect such registration and all such qualifications and compliances as are reasonably required to permit or facilitate the sale and distribution of all the Registrable Securities not later than March 31, 2000. Notwithstanding the foregoing, the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section:

                    (i) on Form S-3, if Form S-3 (or its successor form), is not available for such offering by the Holders of the Registrable Securities to be included in the offering (but in such event the Company shall cause to be filed and become effective a Form S-1 registration statement in accordance with Section 2.3); or

                    (ii) under any "blue sky" law in any particular jurisdiction (other than Delaware and Illinois) where it is not otherwise required to qualify to do business, if such registration, qualification or compliance in said jurisdiction would require the Company to qualify to do business in such jurisdiction; or

                    (iii) under any "blue sky" law in any particular jurisdiction, if such registration, qualification, or compliance in said jurisdiction would require the Company to execute a general consent to service of process, which it would not otherwise be required to execute.

                (b) Expenses. The Company shall pay all expenses incurred in connection with each registration requested pursuant to this Section, excluding underwriters' or brokers' discounts and commissions relating to shares sold by the Holders and any fees and disbursements of counsel to the Holders, but including federal and "blue sky" registration, filing and qualification fees, printers' and accounting fees, and fees and disbursements of counsel to the Company.

                (c) Deferral.Notwithstanding the foregoing, if the Company shall furnish to Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its stockholders for such registration statement to be filed within the time allowed by this Section, then the Company shall have the right to defer such filing for a period of not more than an additional ninety (90) days (until March 31, 2000 for the filing and until June 30, 2000 for the effectiveness of the registration) to permit sale of the Registrable Securities; provided, however, that in such event the period of time that the Company is obligated to maintain the effectiveness of any registration statement under this Section shall be similarly extended by the amount of such additional time allowed for the filing and effectiveness of the registration of the Registrable Securities.

                (d) Not Demand Registration. The Form S-3 registration required by this Section shall not be deemed to be a demand registration for the purposes of Section 2.3.

                (e) Maintenance. The Company shall maintain the effectiveness of any Form S-3 registration statement filed under this Section until the earlier of: (i) the date on which no Investor Securities continue to be "Registrable Securities" (as defined in Section 2.1(b)), (ii) all Registrable Securities then outstanding can be sold in a single three-month period pursuant to Rule 144, or (iii) the second anniversary of the Effective Date of this Agreement. Upon demand by a Holder in connection with a proposed sale of Registrable Securities, the Company shall provide to the Holder a legal opinion that the Form S-3 is effective and that no further registrations of the Registrable Securities are required in connection with a sale of the Registrable Securities.

           2.3 Demand Registration.

                (a) Request by Holders. If the Company receives a written request from the Holders of twenty-five percent (25%) of the Registrable Securities then outstanding (the "Initiating Holders") that the Company file a registration statement under the Securities Act on Form S-1, then the Company shall, within ten (10) business days of the receipt of such written request, give written notice of such request ("Request Notice") to all Holders that a registration on Form S-1 (or such other form, including Form S-3, as shall be determined by the Company in its good faith, reasonable business judgment, which shall allow sales of the Registrable Securities by the Holders) (the "Requested Form") is being initiated and, thereafter, shall use its reasonable best efforts to effect, as soon as practicable, the registration on the Requested Form under the Securities Act of all Registrable Securities that Holders request to be registered and included in such registration. The Company shall maintain the effectiveness of any such registration statement for a period of at least (a) forty-five (45) days or (b) with respect to an underwritten offering, for such time as the underwriters may take to complete the distribution of Registrable Securities in the offering. To be included in the registration, any Holder (other than the Initiating Holders) must provide, within twenty (20) days after receipt of the Request Notice, written notice to the Company of the number of shares of Company Common Stock such Holder has elected to include in the registration. Notwithstanding the foregoing, the Company shall not be obligated to effect any such Form S-1 or other form of registration as required by this subpart:

                    (i) if the Company demonstrates to the reasonable satisfaction of the Initiating Holders that the Form S-3 filed pursuant to Section 2.2 is effective and available to permit sale and transfer of the Registrable Securities by the Initiating Holders to the public in the manner proposed by the Initiating Holders and certifies to the Investor that the prospectus relating to such Form S-3 does not include any untrue statement of a material fact and does not omit to state a material fact required to be stated therein or otherwise necessary to make the statements therein not misleading in light of the circumstances then existing; or

                    (ii) if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act pursuant to this
                    Section 2.3 or Section 2.2 that continues in full force and effect (other than a registration from which the Registrable Securities of Holders requesting participation in the registration pursuant to this Section have been previously excluded with respect to any or all of the Registrable Securities that the Holders are requesting be included in a registration pursuant to the Section).

                (b) Number of Demand Registrations. The Company shall be obligated to effect only three (3) registrations upon the request of the Holders under this Section 2.3.

                (c) Deferral. Notwithstanding the foregoing, if the Company shall furnish to Holders requesting the filing of a registration statement pursuant to this Section, a certificate signed by the Chief Executive Officer of the Company stating that, in the good faith and reasonable judgment of the Board, it would be materially detrimental to the Company and its stockholders for such registration statement to be filed, then the Company shall have the right to defer such filing for the period of such detriment, but not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right (i) more than twice in any twelve (12) month period for an aggregate period of ninety (90) days for both such suspensions, nor (ii) during any period when the Company's executive officers and directors are not restrained from disposing of shares of Company Common Stock.

                (d) Expenses. All expenses incurred in connection with any registration pursuant to this Section, including all federal and "blue sky"
registration, filing and qualification fees, printer's and accounting fees, and fees and disbursements of counsel for the Company and the reasonable fees and disbursements of counsel to the Holders (but excluding underwriters' discounts and commissions relating to shares of Company Common Stock sold by the Holders and, if the registration occurs at any time after the second anniversary of the Effective Date of this Agreement, any fees and disbursements of counsel to the Holders), shall be borne by the Company. Each Holder participating in a registration pursuant to this Section shall bear such Holder's proportionate share (based on the total number of shares of Company Common Stock sold in such registration) of all discounts, commissions or other amounts payable to underwriters or brokers in connection with such offering by the Holders. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to this Section, if the registration request is subsequently withdrawn at the request of the Initiating Holders, who hold a majority of the Registrable Securities to be registered, unless the Initiating Holders of a majority of the Registrable Securities agree that such registration constitutes the use by the Holders of one (1) demand registration pursuant to this Section (in which case such registration shall also constitute the use by all Holders of Registrable Securities of one (l) such demand registration); provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change relating to the business or operations of the Company not known to the Holders at the time of their request for such registration and have withdrawn their request for registration after learning of such material adverse change, then the Holders shall not be required to pay (and the Company shall pay) any of such expenses and such registration shall not constitute the use of a demand registration pursuant to this Section.

                (e) Time Limitation.  The rights of the Holders under this
Section 2.3 shall terminate, and the Company shall have no obligation to effect a registration statement on a Form S-1 or other form of registration hereunder on or after the earlier of: (a) the date on which no Investor
Securities continue to be "Registrable Securities" (as defined in Section 2.1(b)), or (b) all Registrable Securities then outstanding can be sold in a single three-month period pursuant to Rule 144.

           2.4 Piggyback Registrations.

               (a) Notification and Rights. The Company shall notify all Holders of Registrable Securities in writing at least twenty (20) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any employee benefit plan, any merger, other corporate reorganization or other business combination) and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall, within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have (a) the right to include any Registrable Securities in any subsequent registration statement and (b) its rights hereunder to demand a registration of
Registrable   Securities  and  to  include  their  Registrable Securities in such registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein. Notwithstanding the foregoing, the piggy-back rights granted herein shall not apply (a) to issuances, sales and exchanges by and for employee benefit plans, in connection with any merger, consolidation, corporate reorganization, or business combination affecting the Company, or of the Company Common Stock held by a third party stockholder (i.e., any holder other than the Company or its subsidiaries), or (b) when that amount of Registrable Shares that would be included in the piggy-back offering may also be sold under any Form S-1, Form S-3 or other form of registration statement applicable to the Registrable Shares.

                (b) Expenses. All expenses incurred in connection with a registration pursuant to this Section (excluding underwriters' and brokers' discounts and commissions relating to securities sold by the Holders and any fees and disbursements to counsel to the Holders), including all federal and "blue sky" registration, filing and qualification fees, printers' and accounting fees, and fees and disbursements to counsel for the Company, shall be borne by the Company.

                (c) Not Demand Registration. Registration pursuant to this Section shall not be deemed to be a demand registration as described in Section
2.3 above. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 2.4.

           2.5 Underwriting. If the Initiating Holders elect an underwritten offering pursuant to the Form S-3 registration under Section 2.2 or pursuant to a Form S-1 or other registration under Section 2.3 or if the Company has elected an underwriting for a piggy-back registration pursuant to Section 2.4, the parties shall reasonably cooperate to fulfill the requirements for such underwriting. In this regard, if the Company gives notice under Section 2.3 or
2.4 of the registration to Holders, then the Company shall also advise the Holders whether the offering is to be underwritten and, if so, the right of any such Holder's Registrable Securities to be included in such a registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting (including, as appropriate, a market stand-off agreement of up to 90 days, if required by such underwriters and if, during the stand-off period, all directors and officers of the Company are similarly subject to the market stand-off provisions); provided, however, that it shall not be considered customary to require any of the Holders to provide representations and warranties regarding the Company or indemnification of the underwriters for material misstatements or omissions in the registration statement or prospectus for such offering made by anyone other than the Holders giving the indemnity. Notwithstanding any other provision of this Agreement, if the indemnity is being made in or the managing underwriter determine(s) in good faith that marketing factors require a limitation of the number of shares of Company Common Stock to be underwritten, then the managing underwriter(s) may exclude shares of Company Common Stock from the registration and the underwriting; provided; however, that if the offering is a demand offering pursuant to Section 2.3, then the limitation on number of shares of Company Common Stock included in the offering shall be reduced in proportion to their respective holdings, and further provided, that in the case of a piggy-back offering, the securities to be included in the registration and the underwriting shall be allocated, (A) first to another holder of a registration demand the underwriting; (B) second, to the Company (provided, however, that a minimum of fifteen percent (15%) of the number of Registrable Securities that each Holder (where any Registrable Securities that are not shares of Company Common Stock but are exercisable or exchangeable for, or convertible into, shares of Company Common Stock, shall be deemed to have been so exercised, exchanged or converted for such purpose) must also in any event be included), (C) third, to the extent the managing underwriter determines additional securities can be included after compliance with clauses (A) and (B), to each of the Holders (to the extent not included pursuant to clause (B)) requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis, based on the total number of Registrable Securities and other securities entitled to registration then held by each such Holder, and (D) fourth, to the extent the managing underwriter determines additional securities can be included after compliance with clauses
(A), (B) and (C), any other shares of Company Common Stock or other securities of the Company. Any Registrable Securities excluded or withdrawn from an underwriting shall be excluded and withdrawn from the registration. For any Holder that is a partnership or limited liability company, the Holder and the partner/member and each retired partner/member of such Holder, or the estates and family members of any such partner/member and retired partner/member and any trusts for the benefit of any of the foregoing persons, shall be deemed to be a single Holder, and any pro rata reduction with respect to a Holder shall be based upon the aggregate amount of shares of Company Common Stock carrying registration rights owned by all entities and individuals included in such Holder, as defined in this sentence, notwithstanding any provision of law or other contract binding upon such partners/members to the contrary.

           2.6 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement the Company shall, as expeditiously as reasonably possible:

                (a) Registration Statement. Promptly and diligently prepare and file with the SEC a registration statement on the appropriate form with respect to such Registrable Securities and use commercially reasonable efforts to cause such registration statement to become effective.

                (b) Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                (c) Prospectuses. Furnish to the Holders such number of copies of a prospectus (including a preliminary prospectus) in conformity with the requirements of the Securities Act and such other documents as they may reasonably request, in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

                (d) Blue Sky. To the extent applicable, register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, in which the Company is not otherwise required to qualify or provide such consent to service in order to carry on its business.

                (e) Underwriting. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form (including customary indemnification of the underwriters by the Company) with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement as otherwise required by this Agreement.

                (f) Notification. Notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. Upon receipt of any such notice, the Holders will suspend their use of the statement and the Company shall promptly, and in all events within 30 days, amend the statement to meet the aforesaid standard of care.

                (g) Opinion and Comfort Letter. Furnish, at the request of any
Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective,
(i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, and (ii) a "comfort" letter (or if the offering is not underwritten, an "agreed upon procedures" letter), dated as of such date, from the independent certified public accountants of the Company, in the form and with the substance as is customarily given by independent certified public accountants in a comparable public offering and reasonably satisfactory to a majority in interest of the
Holders  requesting  registration,  in both cases addressed  to  the
underwriters,   if  any,  and  to  the  Holders   requesting registration of
Registrable Securities.

           2.7 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.2 through 2.6 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to timely effect the registration of their Registrable Securities.

            2.8 Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2.2 through 2.6, then:

                (a) By the Company. To the extent permitted by law, the Company will indemnify and hold harmless the Holder, the partners, officers, stockholders, employees, representatives and directors of each Holder, any underwriter (as determined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (herein each a "Company Indemnified Party"), against any losses, claims, damages, or Liabilities (joint or several) to which they may become subject under the Securities Act, the Securities Exchange Act of 1934 (the "Exchange Act"), or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon
any  of  the   following   statements,   omissions  or  violations (collectively
a  "Violation"):

                         (i) any untrue statement or alleged untrue statement of
                    a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or in any amendments or supplements thereto;

                         (ii) the  omission  or alleged  omission  to state
                    therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or


                         (iii) any violation or alleged violation by the Company
                    of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Company Indemnified Party for any legal or other expenses reasonably incurred by it, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action, if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Company Indemnified Party.

                (b) By Selling Holders. To the extent permitted by law, each selling Holder ("Indemnifying Holder") will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities under such registration statement, any of such other Holder's partners, officers, stockholders, employees, representatives and directors, and any person who controls such other Holder within the meaning of the Securities Act or the Exchange Act (herein each a "Holder Indemnified Party"), against any losses, claims, damages or liabilities (joint or several) to which the Holder Indemnified Party may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Indemnifying Holder expressly for use in connection with such registration; and each such Indemnifying Holder will reimburse any legal or other expenses reasonably incurred by the Company or any other Holder Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability or action. Notwithstanding the foregoing, (1) the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Indemnifying Holder, which consent shall not be unreasonably withheld, and (2) the total amounts payable in indemnity by an Indemnifying Holder under this subsection or otherwise in respect of any and all Violations shall not exceed in the aggregate the net proceeds received by such Indemnifying Holder in the registered offering out of which such Violations arise.

                (c) Notice. Promptly after receipt by a Company Indemnified Party or a Holder Indemnified Party (each an "Indemnified Party") of notice of the commencement of any action (including any governmental action subject to indemnification hereunder), such Indemnified Party will, if a claim in respect thereof is to be made against any indemnifying party under this section, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an Indemnified Party shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnifying Party, to the extent that representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential conflict of interests between such Indemnified Party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of liability under this Section 2.8, except to the extent the indemnifying party is prejudiced as a result thereof.

                (d) Defect Eliminated in Final Prospectus. The foregoing indemnity agreements of the Company and Indemnifying Holders are subject to the condition that, insofar as they relate to any Violation made in a prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or in any amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (a "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any Indemnified Party, if a copy of the Final Prospectus was timely furnished to such Indemnified Party and was not furnished by the Indemnified Party to a person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

                (e) Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (A) any Holder exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this section, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this section provides for indemnification in such case, or (B) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under this section; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion; provided, however, that, in any such case: (X) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (Y) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not also guilty of a fraudulent misrepresentation.

                (f) Survival. The obligations of the Company and Holders under this Section 2.8 shall survive until the third anniversary of the completion of any offering of Registrable Securities in a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes.

           2.9 Termination of the Company's Obligations. The Company shall have no obligations pursuant to this Section 2 to register any Registrable Securities or to maintain the effectiveness of any Form S-3 registration beyond June 30, 2005.

           2.10 No Registration Rights to Third Parties. Without the prior written consent of the Holders of a majority in interest of the
Registrable   Securities  then outstanding,  the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any person or entity any registration rights of any kind (whether similar to the demand, "piggyback" or Form S-3 registration rights described in this Section 2, or otherwise) relating to shares of the Company Common Stock or any other securities of the Company that would conflict with or take precedence over the rights granted to the Holders hereunder.

           2.11 Suspension Provisions. Notwithstanding the foregoing subsections of this Section 2, the Company shall not be required to take any action with respect to the registration or the declaration of effectiveness of the registration statement following written notice to the Holders from the Company (a "Suspension Notice") of the existence of any state of facts or the happening of any event (including pending negotiations relating to, or the consummation of, a transaction, or the occurrence of any event that the Company believes, in good faith, requires additional disclosure of material, non-public information by the Company in the registration statement) with regard to which the Company believes it has a bona fide business purpose for preserving confidentiality or that renders the Company unable to comply with the published rules and regulations of the SEC promulgated under the Securities Act or the Securities Exchange Act, as in effect at any relevant time (the "Rules and Regulations")) the failure to disclose of which would result in (i) the registration statement, any amendment or post-effective amendment thereto, or any document incorporated therein by reference containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the prospectus issued under the registration statement, any prospectus supplement, or any document incorporated therein by reference including an untrue statement of material fact or omitting to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that (X) the Company shall not issue a Suspension Notice more than twice in any 12 month period and, any such suspensions shall not continue for more than an aggregate of ninety (90) days for all such suspensions in any 12-month period, (Y) the Company shall use its best efforts to remedy, as promptly as practicable, but in any event within 90 days of the date on which the Suspension Notice was delivered, the circumstances that gave rise to the Suspension Notice and, thereupon, shall deliver to the Holders notification that the Suspension Notice is no longer in effect and (Z) the Company shall not issue a Suspension Notice for any period during which the Company's executive officers and directors are not similarly restrained from disposing of shares of the Company Common Stock. Upon receipt of a Suspension Notice from the Company, all time limits applicable to the Holders under this
Section 2 shall automatically be extended by an amount of time equal to the amount of time the Suspension Notice is in effect, the Holders will forthwith discontinue disposition of all such shares of Company Common Stock pursuant to the registration statement until the Company notifies the Holders that the Suspension Notice is no longer in effect (which the Company shall promptly deliver) and until receipt from the Company of copies of any prospectus supplements or amendments prepared by or on behalf of the Company (which the Company shall promptly prepare). If so directed by the Company in such Suspension Notice, the Holders will deliver to the Company all copies in their possession of the prospectus covering such shares of Company Common Stock current at the time of receipt of any Suspension Notice.

      3.  [Intentionally deleted.]

      4. ASSIGNMENT AND AMENDMENT.

           4.1 Information Rights. Notwithstanding anything herein to the contrary, the rights of the Investor under Section 1 of this Agreement are transferable, subject to all the terms and conditions of this Agreement (including without limitation the provisions of this Section) to any person who will acquire from the Investor that number of Investor Securities equal to least 1% of the Company Common Stock stated to be outstanding in the Company's most recently published Form 10-Q or 10-K (appropriately adjusted for all stock splits, dividends, combination, and recapitalization where all Holders of the Company Common Stock participate on a pro rata basis since the date of such publication); provided that such assignment of information rights hereunder shall not be effective until the Investor gives written notice to the Company of the assignment of such rights, stating the name and address of the assignee and identifying the Investor Securities as to which the rights in question are being assigned.

             4.2 Registration Rights. Notwithstanding anything herein to the contrary, the registration rights of the Investor under Section 2 hereof may be assigned to any Holder; provided, however, that such assignment of registration rights shall not be effective, unless and until the Company is given written notice by the assigning party, stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and provided further that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 4.

      5. AMENDMENT OF RIGHTS.

         Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investor (or, in the case of an amendment or waiver of any provision of Section 2 hereof, only with the written consent of the Company and the Holders of a majority of the Investor Securities then outstanding and entitled to the registration rights set forth in Section 2 hereof). Any amendment or waiver effected in accordance with this Section shall be binding upon the Investor, each Holder, each permitted successor or assignee of such Investor or Holder and the Company.

      6.  LIMITATION  ON  INVESTOR'S  RIGHT TO BUY AND SELL.

           6.1 Sales Limitation. During the three-year period commencing on the Effective Date, in no event may more than the "Maximum Quarterly Sale Amount" (as defined below) of the Company Common Stock included in the Investor Securities be sold by all Holders to any person or entity. However, the aforesaid sales limitation shall not apply to a sale of the Company Common Stock (i) in a transaction which a majority of the Company Common Stock (other than the Company Common Stock held by all Holders) held by other stockholders or a majority of Company Common Stock held by affiliates of the Company (as defined in Rule 144 of the Securities Act) is being sold, (ii) in a piggy-back offering by the Company of its own Company Common Stock in accordance with Section 2.4, above, (iii) in a tender offer, merger, consolidation, reorganization, or other business combination of the Company or (iv) to a company controlled by, under common control with, or which controls, the Investor, provided in such case that the terms, conditions, and limitations on sale of Company Common Stock set forth in this Agreement continue to apply to such transferred Company Common Stock. As used herein the term "Maximum Quarterly Sale Amount" for any calendar quarter is equal to that number of shares of the Company Common Stock having Voting Power equal to the greater of (X) seven-tenths of one percent (0.7%) of the total number of the then outstanding shares of the Company Common Stock (the "Then Outstanding Shares"), or (Y) two and one-tenth percent (2.1%) of the Then Outstanding Shares minus the number of shares of the Company Common Stock sold by all Holders pursuant to this provision in the two calendar quarters preceding the quarter in which the sale occurs; provided that the Investor shall be deemed for the purpose of this calculation to have sold that number of shares of Company Common Stock equal to seven-tenths of one percent (0.7%) of the Then Outstanding Shares in each of the two calendar quarters prior to the date of this Warrant. Any sale of Company Common Stock by the Investor during the three-year period commencing on the Effective Date shall be executed through Donaldson, Lufkin & Jenrette Securities Corporation, if it provides competitive market terms for such transaction.

           6.2 Standstill.

                (a) Definitions. As used in this Section, the following terms shall have the following meanings: "Voting Stock" shall mean the Company Common Stock or other securities issued by the Company having the ordinary power to vote in the election of directors of the Company (other than securities having such power only upon the happening of a contingency that has not occurred as of the relevant time); "Voting Power" of any Voting Stock shall mean the number of votes such Voting Stock is entitled to cast for directors of the Company at any meeting of the stockholders of the Company; and "Total Voting Power" means the total number of votes which may be cast in the election of directors of the Company at any meeting of the stockholders of the Company, if all Voting Stock was represented and voted to the fullest extent possible at such meeting, other than the votes that may be cast only upon the happening of a contingency that has not occurred as of the relevant time.

                (b) The Investor hereby agrees that the Investor and its Majority Owned Subsidiaries shall neither acquire, nor enter into discussions, negotiations, arrangements or understandings with any third party to acquire, beneficial ownership (as defined in Rule 13d-3 promulgated under the Exchange Act) of any Voting Stock, any securities convertible into or exchangeable for Voting Stock, or any other right to acquire Voting Stock (except, in any case, by way of dividends or other distributions or offerings of Company securities made available to holders of any class of Voting Stock generally) without the written consent of the Company, if the effect of such acquisition would be to increase the Voting Power (as defined below) of all Voting Stock then beneficially owned (as defined above) by the Investor and its Majority Owned Subsidiaries at the time of such Voting Stock acquisition (the "Standstill Percentage"). Notwithstanding the foregoing:

                (c) Nothing in this Section shall affect any of the registration, piggy-back rights, rights with respect to corporate events and other rights granted to the Investor and its assignees under this Agreement or the Warrant.

           6.3 Notice. The Company shall notify the Investor in writing of the occurrence of any event described in clauses (i) through (iv) of the immediately preceding Section as soon as practicable following the Company's becoming aware of any such event and in any case, shall provide the Investor written notice of any such event within two (2) business days of the Company's being aware of the occurrence of any such event.

           6.4 Exceptions. The Investor will not be obligated to dispose of any Voting Stock to the extent that the aggregate percentage of the Total Voting Power of the Company represented by Voting Stock beneficially owned by the Investor or which the Investor has a right to acquire is increased beyond the Standstill Percentage (i) as a result of a recapitalization of the Company or a repurchase or exchange of securities by the Company or any other action taken by the Company or its affiliates; (ii) as a result of any tender offer, merger, consolidation, or reorganization of the Company; (iii) by way of stock dividends or other distributions or rights or offerings made available to holders of shares of Voting Stock generally; (iv) with the consent of a simple majority of the authorized members of the Company's Board of Directors; or (v) as part of a transaction on behalf of any defined benefit pension plan, profit sharing Plan, 401(k) savings plan, sheltered employee retirement plan, or any other retirement plan of the Investor or its Majority Owned Subsidiaries (collectively, the "Retirement Plans"), where the Company securities in such Retirement Plans are voted by a trustee, the Investor or its Majority Owned Subsidiary for the benefit of employees or, for those Retirement Plans where Investor or this Majority Owned Subsidiary agrees not to vote any Company Voting Stock that would otherwise cause the Standstill Percentage to be exceeded.

           6.5 Termination of Standstill. The provisions of Section 6.2 shall terminate upon the third anniversary of the Effective Date of this Agreement.

      7. COMPANY RIGHT OF FIRST REFUSAL.

           7.1 Right of First Refusal Upon Transfer of Five Percent Stake. If the Investor (i) intends to sell Investor Securities (including the Investor Securities underlying any portion of the Warrants proposed to be sold) with Voting Power constituting five percent (5%) or more of the Total Voting Power of the Company, or (ii) intends to sell Investor Securities, (including the Investor Securities underlying any such portion of the Warrant) with Voting Power constituting less than five percent (5%) of the Total Voting Power of the Company to any person that beneficially owns five percent (5%) or more of the Total Voting Power of the Company, as indicated on a Schedule 13D or 13G filed with the SEC, in either case in a transaction other than in (a) a underwritten piggy-back offering in accordance with Section 2.4, above, (b) an underwritten public offering pursuant to Sections 2.2 of 2.3, above, (c) a tender offer, merger, reorganization, or consolidation of the Company, or (d) a sale of the Company Common Stock in a transaction where a majority of the Company Common Stock held by stockholders other than the Holders or a majority of Company Common Stock held by affiliates of the Company as defined in Rule 144 of the Securities Act is being sold, then Investor shall provide written notice thereof to the Company (the "Investor Notice") providing the Company with the first right to acquire the Company Common Stock the Holder intends to sell. The Investor Notice shall specify the number of Investor Securities involved, the name and address of the proposed purchaser, and the proposed price per share. For a period of seven (7) business days after delivery of the Investor Notice, the Company shall be entitled to elect to purchase all, but not less than all, of the Investor Securities described in the Investor Notice, at the price per share described in such notice. The Company may exercise such right by delivery of a written notice (a "Company Purchase Election") to the Investor, irrevocably electing to purchase such Investor Securities that the Holder intends to sell and shall have thirty (30) days to consummate said purchase from the Investor. In the event that the Company has not delivered a Company Purchase Election prior to the expiration of such seven (7) day period or has failed to purchase and pay for such Investor Securities within said thirty (30) day period, the Company's right to purchase such Investor Securities shall expire, and the Investor or its Majority Owned Subsidiary shall be entitled to sell the Investor Securities described in the Investor Notice for a period of one hundred twenty
(120) days following the date of the Investor Notice, but only to the proposed purchaser set forth in the Investor Notice (or any Majority Owned Subsidiary thereof) and only for a purchase price of at least ninety-five (95%) of the purchase price set forth in the Investor Notice. In the event the Investor or Majority Owned Subsidiary has not sold such Investor Securities by the end of such 90-day period, the rights of the Company set forth above in this Section shall apply to any subsequent sale of the Company Stock in excess of the threshold amount by the Investor or its Majority Owned Subsidiary. Notwithstanding the foregoing, the provisions of this Section shall not apply to any sales or other transfers by the Investor to any of its Majority Owned Subsidiaries.

           7.2 Termination of Right of First Refusal. The provisions of this Section shall terminate upon the third anniversary of the Effective Date of this Agreement.

      8. SECURITIES ACT & EXCHANGE ACT REPORTS. The Company agrees to:

           8.1 Filings. Use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.

           8.2 Compliance Certificate. Furnish to each Holder forthwith upon request a written statement by the Company that it has complied with the reporting requirements of the Securities Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3.

           8.3 Public Information. Make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act.

           8.4 Rule 144. So long as Investor owns the Investor Securities, or any portion thereof, furnish to the Investor upon request (i) a written statement by the Company as to its compliance with the company information requirements of Rule 144, and of the Securities Act and the Exchange Act, and
(ii) such other reports and documents so filed with the SEC as an Investor may reasonably request in availing itself of any rule or regulation of the SEC allowing an Investor to sell any such securities without registration.

      9. MISCELLANEOUS.

           9.1 Successors and Assigns. The terms and conditions of this Agreement will inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.

           9.2 Governing Law. This Agreement will be governed by and construed under the internal laws of the State of Delaware, without reference to principles of conflict of laws or choice of laws.

           9.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute the same instrument.

           9.4 Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules will, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

           9.5 Notices. Any notice required or permitted under this Agreement shall be given in writing, shall be effective when received, and shall in any event be deemed received and effectively given upon personal delivery to the party to be notified or three (3) business days after deposit with the United States Post Office, by registered or certified mail, postage prepaid, or one (1) business day after deposit with a nationally recognized courier service such as Federal Express for next business day delivery under circumstances in which such service guarantees next business day delivery, in any case, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof or at such other address as the Investor or the Company may designate by giving at least ten (10) days advance written notice pursuant to this Section.

           9.6 [Intentionally  deleted.]

           9.7 Severability. If any provision of this Agreement is held to be unenforceable under applicable law, such provision will be excluded from this Agreement and the balance of the Agreement will be interpreted as if such provision was so excluded and will be enforceable in accordance with its terms.

           9.8 Entire Agreement. This Agreement, together with the Purchase Agreement and all exhibits and schedules hereto and thereto constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties with respect to the subject matter hereof.

           9.9 Further Assurances. From and after the date of this Agreement upon the request of the Company or the Investor, the Company and the Investor will execute and deliver such instruments, documents or other writings, and take such other actions, as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

           9.10 Meaning of Include and Including. Whenever in this Agreement the word "include" or "including" is used, it shall be deemed to mean "include, without limitation" or "including, without limitation," as the case may be, and the language following "include" or "including" shall not be deemed to set forth an exhaustive list.

           9.11 Fees, Costs and Expenses. All fees, costs and expenses (including attorneys' fees and expenses) incurred by either party hereto in connection with the preparation, negotiation and execution of this Agreement and the Purchase Agreement and the consummation of the transactions contemplated hereby and thereby (including the costs associated with any filings with, or compliance with any of the requirements of, any governmental authorities), shall be the sole and exclusive responsibility of such party.

           9.12 Competition. Nothing set forth herein shall be deemed to preclude, limit or restrict the Company's or the Investor's ability to compete with the other.

           9.13 Stock Splits, Dividends, and Other Similar Events. The provisions of this Agreement (including the number of shares of Company Common
Stock and other securities  described  herein) shall be appropriately   adjusted
to  reflect   any  stock   split,   stock   dividend, reorganization,  or other
similar event that may occur with respect to the Company after the date hereof.

           9.14 Attorneys' Fees. If any action, suit or proceeding is brought by the Investor or the Company to interpret or enforce this Agreement, then the prevailing party in such action shall be entitled to recover its attorneys' fees, experts' fees, and court costs as awarded by the court in the action or a separate action.



                            [Signatures On Next Page]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.


NOVELL, INC.                                              WHITTMAN-HART, INC.


By:                                                       By:

Name:    Dennis Raney                                     Name:      Bert Young

Title:   Senior Vice President and                        Title:     Chief Financial Officer
         Chief Financial Officer                                     Whittman-Hart, Inc.
         Novell, Inc.

Date Signed:                                              Date Signed:

Address: 122 East 1700 South                              Address:  311 South Wacker Dr.,
                    Provo, UT  84606                                        Suite 3500
                                                                            Chicago, Illinois  60606-6618

Telephone No.:      801-861-7000                          Telephone No.:    312-922-9200

With copies to:                                           With copies to:

         Wilson Sonsini Goodrich & Rosati                          Mark D. Wood, Esq.
         650 Page Mill Road                                        Katten Muchin & Zavis
         Palo Alto, California  94304                              525 West Monroe St., Suite 1600
         Attn:  Debra S. Summers, Esq.                             Chicago, IL  60661

                                                                   David Shelow, Esq.
                                                                   Whittman-Hart, Inc.
                                                                   311 South Wacker Dr.,
                                                                   Suite 3500
                                                                   Chicago, Illinois  60606-6618
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